EXHIBIT 3
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                          AGREEMENT AND PLAN OF MERGER


                                     among:


                          ELECTROGRAPH HOLDINGS, INC.,
                             a Delaware corporation;


                             CICE ACQUISITION CORP.,
                           a New York corporation; and


                         MANCHESTER TECHNOLOGIES, INC.,
                             a New York corporation



                       __________________________________

                           Dated as of April 17, 2005
                       __________________________________





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SECTION 1.            DESCRIPTION OF TRANSACTION.................................................................2

         1.1      MERGER OF MERGER SUB INTO THE COMPANY..........................................................2

         1.2      EFFECT OF THE MERGER...........................................................................2

         1.3      CLOSING; EFFECTIVE TIME........................................................................2

         1.4      CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS................................2

         1.5      CONVERSION OF SHARES...........................................................................3

         1.6      ESCROW ACCOUNT.................................................................................3

         1.7      CLOSING OF THE COMPANY'S TRANSFER BOOKS........................................................4

         1.8      PAYMENT OF PRICE PER SHARE; EXCHANGE OF COMPANY STOCK CERTIFICATES.............................4

         1.9      COMPANY OPTIONS................................................................................6

         1.10     FURTHER ACTION.................................................................................7

         1.11     ADJUSTMENT TO COMPANY COMMON STOCK.............................................................7

         1.12     DISSENTER'S RIGHTS.............................................................................7

SECTION 2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................8

         2.1      DUE ORGANIZATION; SUBSIDIARIES.................................................................8

         2.2      AUTHORITY; BINDING NATURE OF AGREEMENT.........................................................8

         2.3      CAPITALIZATION, ETC............................................................................9

         2.4      SEC FILINGS; FINANCIAL STATEMENTS.............................................................10

         2.5      SEC DISCLOSURE CONTROLS AND PROCEDURES........................................................11

         2.6      ABSENCE OF CHANGES............................................................................12

         2.7      PROPRIETARY ASSETS............................................................................12

         2.8      MATERIAL CONTRACTS............................................................................13

         2.9      LIABILITIES...................................................................................15

         2.10     GOVERNMENTAL AUTHORIZATIONS...................................................................16

         2.11     TAX MATTERS...................................................................................16

         2.12     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.....................................................17

         2.13     ENVIRONMENTAL MATTERS.........................................................................20

         2.14     LEGAL PROCEEDINGS; ORDERS.....................................................................20

         2.15     VOTE REQUIRED.................................................................................20

         2.16     NON-CONTRAVENTION.............................................................................21
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         2.17     GOVERNMENTAL FILINGS..........................................................................22

         2.18     FAIRNESS OPINION..............................................................................22

         2.19     BROKER........................................................................................22

         2.20     RELATED PARTY TRANSACTIONS....................................................................22

         2.21     PERSONAL PROPERTY.............................................................................23

         2.22     REAL PROPERTY.................................................................................23

         2.23     COMPLIANCE WITH LAWS..........................................................................24

         2.24     INSURANCE.....................................................................................24

         2.25     TAKEOVER STATUTES.............................................................................24

         2.26     MATERIAL SUPPLIERS AND MATERIAL CUSTOMERS.....................................................25

         2.27     TRANSACTION FEES..............................................................................25

         2.28     FULL DISCLOSURE...............................................................................25

SECTION 3.            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................25

         3.1      DUE ORGANIZATION; SUBSIDIARIES................................................................25

         3.2      AUTHORITY; BINDING NATURE OF AGREEMENT........................................................25

         3.3      NON-CONTRAVENTION.............................................................................26

         3.4      GOVERNMENTAL FILINGS..........................................................................26

         3.5      FULL DISCLOSURE...............................................................................26

         3.6      MERGER SUB FORMATION..........................................................................26

         3.7      FINANCING.....................................................................................27

         3.8      INVESTIGATION; ACKNOWLEDGMENT.................................................................27

SECTION 4.            CERTAIN COVENANTS OF THE COMPANY..........................................................28

         4.1      OPERATION OF THE COMPANY'S BUSINESS...........................................................28

         4.2      NO SOLICITATION...............................................................................31

SECTION 5.            ADDITIONAL COVENANTS OF THE PARTIES.......................................................32

         5.1      PROXY STATEMENT...............................................................................32

         5.2      COMPANY SHAREHOLDERS' MEETING.................................................................33

         5.3      REGULATORY APPROVALS..........................................................................33

         5.4      INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................................34

         5.5      ADDITIONAL AGREEMENTS.........................................................................35
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         5.6      DISCLOSURE....................................................................................36

         5.7      CONFIDENTIALITY...............................................................................36

         5.8      ACCESS AND INVESTIGATION......................................................................36

         5.9      STOCK EXCHANGE DE-LISTING.....................................................................37

         5.10     EMPLOYEES AND EMPLOYEE BENEFITS...............................................................37

         5.11     TAKEOVER STATUTES.............................................................................37

         5.12     DEFENSE OF LITIGATION.........................................................................38

         5.13     ACTIONS WITH RESPECT TO FINANCING.............................................................38

         5.14     PAYMENT IN FULL OF ACQUIRED COMPANY INDEBTEDNESS..............................................38

         5.15     RELEASE OF OBLIGATIONS UNDER DESIGNATED REAL PROPERTY LEASES..................................38

         5.16     RELEASE OF OBLIGATIONS UNDER OSER LEASE.......................................................39

         5.17     CUSTOMERS AND SUPPLIERS.......................................................................39

         5.18     TANK CLOSURE..................................................................................40

         5.19     TRANSACTION EXPENSES..........................................................................40

         5.20     TERMINATING OPERATIONS........................................................................40

SECTION 6.            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB..............................40

         6.1      ACCURACY OF REPRESENTATIONS...................................................................40

         6.2      PERFORMANCE OF COVENANTS......................................................................41

         6.3      SHAREHOLDER APPROVAL..........................................................................41

         6.4      ANTITRUST.....................................................................................41

         6.5      CONSENTS......................................................................................41

         6.6      COMPANY MATERIAL ADVERSE EFFECT...............................................................41

         6.7      AGREEMENTS AND DOCUMENTS......................................................................41

         6.8      NO RESTRAINTS.................................................................................41

         6.9      NO GOVERNMENTAL LITIGATION....................................................................41

         6.10     RELEASES FROM CERTAIN OPTION HOLDERS..........................................................42

         6.11     DISSENTING SHARES.............................................................................42

         6.12     FUNDING.......................................................................................42

         6.13     TERMINATION OF THE LOAN AGREEMENT AND INVENTORY FINANCING ARRANGEMENTS........................42
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         6.14     DIRECTOR AND OFFICER RESIGNATIONS.............................................................42

         6.15     TAYLOR EMPLOYMENT AGREEMENT AND NON-COMPETE AND NON-DISCLOSURE AGREEMENTS.....................42

         6.16     ACTIONS WITH RESPECT TO CERTAIN EMPLOYEES.....................................................42

         6.17     TERMINATION OF RELATED PARTY TRANSACTIONS.....................................................42

         6.18     RELEASE OF OBLIGATIONS UNDER THE DESIGNATED REAL PROPERTY LEASES..............................42

         6.19     DELIVERY OF ESCROW AGREEMENT..................................................................42

         6.20     TRANSACTION EXPENSES..........................................................................43

         6.21     TERMINATING OPERATIONS........................................................................43

SECTION 7.            CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.........................................43

         7.1      ACCURACY OF REPRESENTATIONS...................................................................43

         7.2      PERFORMANCE OF COVENANTS......................................................................43

         7.3      SHAREHOLDER APPROVAL..........................................................................43

         7.4      ANTITRUST.....................................................................................43

         7.5      CONSENTS......................................................................................43

         7.6      DOCUMENTS.....................................................................................44

         7.7      NO RESTRAINTS.................................................................................44

SECTION 8.            TERMINATION...............................................................................44

         8.1      TERMINATION...................................................................................44

         8.2      EFFECT OF TERMINATION.........................................................................45

         8.3      TERMINATION FEES..............................................................................46

SECTION 9.            MISCELLANEOUS PROVISIONS..................................................................47

         9.1      AMENDMENT.....................................................................................47

         9.2      WAIVER........................................................................................47

         9.3      NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................................47

         9.4      ENTIRE AGREEMENT..............................................................................47

         9.5      APPLICABLE LAW; JURISDICTION..................................................................48

         9.6      ATTORNEYS' FEES...............................................................................48

         9.7      ASSIGNABILITY.................................................................................48

         9.8      NOTICES.......................................................................................49
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         9.9      COUNTERPARTS..................................................................................50

         9.10     NO THIRD-PARTY BENEFICIARIES..................................................................50

         9.11     SEVERABILITY..................................................................................50

         9.12     CONSTRUCTION..................................................................................50

         9.13     REMEDIES......................................................................................50

         9.14     SPECIFIC PERFORMANCE..........................................................................50

         9.15     WAIVER OF JURY TRIAL..........................................................................51
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Exhibit A         Certain Definitions
Exhibit B         Voting Agreement
Exhibit C         Taylor Employment Agreement
Exhibit D         Non-Compete and Non-Disclosure Agreements
Exhibit E         Escrow Agreement
Exhibit F         Certificate of Incorporation of Surviving Corporation
Exhibit G         Bylaws of Surviving Corporation
Exhibit H         Option Cancellation and Release
Exhibit I         Release
Exhibit J         Surrender Agreement
Exhibit K         Assignment and Assumption Agreement


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of April 17, 2005, by and among ELECTROGRAPH HOLDINGS, INC., a Delaware corporation ("PARENT"); CICE ACQUISITION CORP., a New York corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"); and MANCHESTER TECHNOLOGIES, INC., a New York corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the New York Business Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

         WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have adopted this Agreement and the board of directors of the Company has determined that the Merger, this Agreement, the Voting Agreement, each of the Ancillary Agreements to which the Company is a party, and the transactions contemplated by this Agreement and such Ancillary Agreements, are advisable and fair to and in the best interests of the Company and its shareholders.

         WHEREAS, the board of directors of the Company has resolved to recommend to its shareholders adoption of this Agreement and the transactions contemplated hereby.

         WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Barry R. Steinberg, who is the record or beneficial owner of approximately 56% of the outstanding shares of Company Common Stock, is entering into a voting agreement with Parent in the form attached hereto as EXHIBIT B under which, among other things, he has agreed to (i) vote his shares of Company Common Stock in favor of adoption of this Agreement and (ii) take other actions in furtherance of the transactions contemplated by this Agreement (the "VOTING AGREEMENT").

         WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Sam Taylor is entering into (i) an employment agreement with Electrograph Systems, Inc., a subsidiary of the Company ("ELECTROGRAPH"), in the form attached hereto as EXHIBIT C (the "TAYLOR EMPLOYMENT AGREEMENT") and (ii) an executive participation agreement with Electrograph Investment Holdings, Inc., the effectiveness of both of which are conditioned upon consummation of the Merger.

         WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, each of Barry R. Steinberg and Seth Collins is entering into a non-compete and non-disclosure agreement with Parent and Merger Sub in the form attached hereto as EXHIBIT D (the "NON-COMPETE AND NON-DISCLOSURE

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AGREEMENTS"), the effectiveness of both of which are conditioned upon consummation of the Merger.

         WHEREAS, subject to the terms set forth in Section 1.6(d) below, simultaneously with, and as a condition of the parties hereto to effect, the Merger, Barry R. Steinberg, the Company, Parent and the Escrow Agent will enter into an Escrow Agreement, in the form attached hereto as EXHIBIT E (the "ESCROW AGREEMENT").

         NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.        DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the New York Business Corporation Law (the "NYBCL"), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate existence of Merger Sub shall cease and the Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), and
(c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent.

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NYBCL.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, no later than five (5) business days following the satisfaction or waiver of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (the date on which the Closing occurs, the "CLOSING DATE"). Subject to the provisions of this Agreement, a certificate of merger satisfying the requirements of Section 904 of the NYBCL (the "CERTIFICATE OF MERGER") shall be duly executed by the Company and concurrently with or immediately following the Closing delivered to the Department of State of the State of New York. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of New York or such other date and time as Parent and the Company may mutually agree and include in the Certificate of Merger (the "EFFECTIVE TIME").

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. From and after the Effective Time:

                  (a) the Certificate of Incorporation of the Company shall be amended and restated in its entirety in the form attached hereto as EXHIBIT F, and such Certificate of Incorporation, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the NYBCL and such Certificate of Incorporation;


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                  (b)    the Bylaws of the Company shall be amended and restated
in their entirety in the form attached hereto as EXHIBIT G, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided in such Bylaws;

                  (c) the directors of the Surviving Corporation shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time; and

                  (d) the officers of the Surviving Corporation shall be the respective individuals who are officers of the Merger Sub immediately prior to the Effective Time.

         1.5      CONVERSION OF SHARES.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Merger Sub or the Company:

(i) each share of Company Common Stock then held in the treasury of the Company or held by any of its Subsidiaries or by Parent or any of its wholly-owned Subsidiaries immediately prior to the Effective Time shall be cancelled automatically and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) except as provided in clause "(i)" above and except for Dissenting Shares, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash an amount equal to $6.40, without any interest thereon (the "PRICE PER SHARE"). All shares of Company Common Stock that have been so converted shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented those shares (a "COMPANY STOCK CERTIFICATE") shall cease to have any rights with respect to those shares, other than the right to receive the aggregate Price Per Share relating thereto upon surrender of their Company Stock Certificates in accordance with Section 1.8; and

(iii) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         1.6      ESCROW ACCOUNT.

                  (a) As used herein, (i) the "COMPANY ESCROW AMOUNT" shall mean an amount equal to $1,500,000, as may be increased (but not decreased) and as shall be finally determined in accordance with this Section 1.6, and (ii) the "STOCKHOLDER ESCROW AMOUNT" shall mean an amount equal to $1,500,000, as may be decreased (but not increased) and as shall be finally determined in accordance with this Section 1.6.

                  (b) No later than two (2) business days prior to the Closing Date, the Company shall prepare and deliver to Parent a statement (the "EXPENSE STATEMENT"), certified in writing by the Chief Financial Officer of the Company, setting forth in reasonable detail the final amount of all Transaction Expenses (the "EXPENSE AMOUNT"). If the Expense Amount is less than


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$6,000,000, the Stockholder Escrow Amount shall be decreased by an amount equal to the positive amount of such difference less $150,000, and the Company Escrow Amount shall be increased by an amount equal to the positive amount of such difference less $150,000.

                  (c) At the Closing, (i) the Company shall deliver to an escrow agent (which escrow agent shall be a bank or trust company with a branch located in the City of New York) appointed prior to the Closing by Parent, subject to approval by the Company, which approval shall not be unreasonably withheld or delayed (the "ESCROW AGENT"), cash by wire transfer of immediately available funds, in an amount equal to the Company Escrow Amount, and (ii) Parent shall deduct from the aggregate Price Per Share otherwise payable to Barry R. Steinberg an amount equal to the Stockholder Escrow Amount, and shall deliver to the Escrow Agent cash by wire transfer of immediately available funds, in an amount equal to the Stockholder Escrow Amount, such amounts in each case to be held in an escrow account (the "ESCROW ACCOUNT") in accordance with the terms of the Escrow Agreement as security for the obligations set forth therein.

                  (d) Notwithstanding anything in this Section 1.6 or in this Agreement to the contrary, in the event the that each of the Acquired Companies is replaced by one or more Persons other than the Acquired Companies or any of their Affiliates or is otherwise released on or prior to the Closing Date from all obligations any of the Acquired Companies may have in respect of the Oser Lease in compliance with the last sentence of Section 4.1(a) and Section 5.16, then (i) the Escrow Agreement shall not be executed by any of the parties contemplated to be a party thereto and the execution and delivery of the Escrow Agreement shall no longer be a condition to Parent and Merger Sub's obligation to consummate the transactions contemplated by this Agreement as specified in
Section 6.19, (ii) the provisions set forth in clauses (a), (b) and (c) of this
Section 1. 6 shall be disregarded in their entirety and shall be of no further force and effect, and (iii) all references to "Company Escrow Amount", "Stockholder Escrow Amount", "Expense Statement", "Expense Amount", "Escrow Agent" and "Escrow Account" shall be disregarded in their entirety for any and all purposes under this Agreement.

         1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Stock is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

         1.8 PAYMENT OF PRICE PER SHARE; EXCHANGE OF COMPANY STOCK CERTIFICATES. (a) Immediately prior to the Effective Time, Parent shall deposit or cause to be deposited with a party mutually agreeable to Parent and Company (such selected party, the "EXCHANGE AGENT") in a separate fund (the "PAYMENT FUND"), established for the benefit of the holders of Company Common Stock, immediately available funds in amounts necessary for the payment of the aggregate Price Per Share relating thereto payable under Section 1.5(a)(ii) upon surrender of Company Stock Certificates in accordance with this Section 1.8, less, if applicable, the Stockholder Escrow Amount otherwise payable to Barry R. Steinberg. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to the record holders of Company


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Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the aggregate Price Per Share relating thereto. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor an amount in cash equal to the aggregate Price Per Share relating thereto, less any required withholding of Taxes; PROVIDED, HOWEVER, that Barry R. Steinberg, upon the surrender of all Company Stock Certificates held by him, shall be entitled to the aggregate Price Per Share relating thereto, less, if applicable, the Stockholder Escrow Amount and any required withholding of Taxes, and (B) the Company Stock Certificate so surrendered shall be canceled immediately. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the aggregate Price Per Share relating thereto as contemplated by
Section 1.5(a)(ii). The aggregate Price Per Share relating to any Company Stock Certificate paid upon the surrender of such Company Stock Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Stock Certificate and the shares of Company Common Stock formerly represented by it. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the aggregate Price Per Share relating thereto, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate. In the event that the aggregate Price Per Share relating to any Company Stock Certificate is to be paid to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered in the transfer records of the Company, then such Person shall be entitled to receive an amount equal to the aggregate Price Per Share relating to such Company Stock Certificate upon (i) presenting such Company Stock Certificate representing shares of Company Common Stock to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and (ii) paying any applicable transfer or withholding Taxes or establishing to the reasonable satisfaction of Parent and the Exchange Agent that any such Taxes have already been paid or are not applicable.

                  (b) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any state, local or foreign Tax Legal Requirements or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (c) None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with


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respect to any portion of the consideration to be paid to the shareholders of the Company that is properly paid to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

                  (d) The Exchange Agent shall invest the Payment Fund as directed by Parent in an Eligible Investment. Any interest and other income resulting from such investment shall become a part of the Payment Fund, and any amounts in excess of the amounts payable under Section 1.5(a)(ii) shall be paid promptly to Parent unless otherwise agreed to by Parent and Company.

                  (e) Any portion of the Payment Fund that remains unclaimed by the holders of Company Stock Certificates 360 days after the Effective Time shall be delivered by the Exchange Agent to Parent upon demand. Thereafter, any holder of Company Stock Certificates who has not complied with this Section 1.8 shall look only to Parent for payment of the aggregate Price Per Share relating thereto.

         1.9 COMPANY OPTIONS. Except as may be otherwise agreed in writing among Parent, the Company and any holder of any Company Option (as hereinafter defined), upon the consummation of the Merger, each option to acquire Company Common Stock (each, a "COMPANY OPTION," and collectively, the "COMPANY Options") outstanding immediately prior to the Effective Time under any stock option plan, agreement or arrangement of the Company, including but not limited to Company Options issued under the Manchester Equipment Co., Inc. Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan, the Manchester Equipment Co. Incentive and Non-Incentive Stock Option Plan, As Amended through July 27, 2001 (collectively, the "1996 OPTION PLANS") and the Company's 2005 Incentive Compensation Plan (collectively, the "OPTION PLANS"), whether or not then exercisable or vested, shall be terminated and cancelled immediately prior to the Effective Time for the consideration (if any) provided in this Section 1.9. Each holder of a Company Option that has an option exercise price per share less than the Price Per Share and that is vested immediately prior to the Effective Time without any action on the part of the Company or the Company board of directors or any committee thereof (each such Company Option described in the foregoing clauses, a "VESTED COMPANY OPTION"), shall have the right to receive from the Company a cash payment (less applicable federal, state and local withholding taxes) in an amount equal to the product obtained by multiplying (a) the excess of the Price Per Share over the exercise price per share of such Vested Company Option, by (b) the number of shares of Company Common Stock for which such Vested Company Option was exercisable immediately prior to its cancellation (such amounts payable hereunder with respect to all Vested Company Options being referred to as the "OPTION PAYMENTS"). Prior to the execution and delivery of this Agreement, the Company's board of directors shall have reviewed, considered and approved the Option Payments and determined that such Option Payments are permitted adjustments in connection with a merger, within the meaning of Section 10 of each of the Company's 1996 Option Plans. Each Company Option that is not a Vested Company Option and each Company Option that is a Vested Company Option that has an exercise price per share equal to or greater than the Price Per Share will automatically be cancelled without any consideration as of the Effective Time and the Company shall have obtained on or prior to the Closing Date a consent and release from holders of such options in the form attached hereto as EXHIBIT H. As of the Effective Time, each of the Option Plans shall be terminated and all Company Options cancelled (without any liability on the part of the Surviving

Corporation other than as expressly set forth in this Section 1.9). The Company and the Company board of directors and any committee thereof shall take all actions (including giving requisite notices to holders of Company Options advising them of such cancellations and any rights pursuant to this Section 1.9 and obtaining any requisite consents from holders of Company Options) (y) as are necessary to fully advise holders of Company Options of their rights under the Option Plans in connection with the Merger and the Company Options and (z) as are necessary to effectuate the provisions of this Section 1.9 under the terms of the Option Plans. From and after the Effective Time, other than as expressly set forth in this Section 1.9, no holder of a Company Option shall have any rights in respect thereof other than to receive payment (if any) for his or her Company Options as set forth in this Section 1.9. The Company shall pay the Option Payments immediately prior to the Effective Time.

         1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

         1.11 ADJUSTMENT TO COMPANY COMMON STOCK. In the event of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange with respect to the Company Common Stock occurring before the Effective Time, the Price Per Share shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange.

         1.12 DISSENTER'S RIGHTS. Notwithstanding anything to the contrary contained herein, if required by the NYBCL (but only to the extent required thereby), no shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and that are held by a shareholder who has properly exercised his or her appraisal rights (such shares of Company Common Stock being referred to herein as "DISSENTING SHARES" and such shareholder being referred to herein as a "DISSENTING Shareholder") under the NYBCL shall be entitled to receive any payments pursuant to Section 1.8 hereof, unless and until such Dissenting Shareholder fails to perfect or shall have otherwise irrevocably lost or withdrawn such Dissenting Shareholder's right to dissent from the Plan of Merger under the NYBCL, in which case such Dissenting Shareholder shall be entitled to receive payments pursuant to Section 1.8 hereof in exchange for such Dissenting Shareholder's Dissenting Shares. With respect to Dissenting Shares, the rights of a Dissenting Shareholder who complies with the provisions of Section 623 of the NYBCL shall be limited exclusively to appraisal rights provided under Section 623 of the NYBCL in exchange for such Dissenting Shareholder's Dissenting Shares; provided, however, that payments, if any, determined to be due to a Dissenting Shareholder shall be made without reduction or dilution of the Price Per Share payable to non-Dissenting Shareholders. The Company shall give Parent (i) prompt notice of any demands for appraisal of any shares of Company Common Stock, the withdrawals of such demands, and any other instrument served on the Company under the provisions of Section 623 of the NYBCL and (ii) the right to participate in all negotiations and proceedings with respect to demands for appraisal under the NYBCL. The Company shall not offer to make or make any payment with respect to any demands for appraisal without the prior written consent of Parent.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date (subject to such exceptions or qualifications as are disclosed in writing in the disclosure letter supplied by the Company to Parent dated as of the date hereof (the "COMPANY DISCLOSURE LETTER"), which Company Disclosure Letter is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the disclosures in any paragraph of the Company Disclosure Letter shall also constitute disclosure under, and shall also qualify, the other paragraphs in this Agreement to the extent that the relevance of such disclosures are reasonably apparent on their face) as follows:

         2.1 DUE ORGANIZATION; SUBSIDIARIES. Each of the Acquired Companies is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or limited liability company power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (c) to perform its obligations under all Material Contracts by which it is bound. Each of the Acquired Companies is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified does not have, and is not reasonably likely to have, a Company Material Adverse Effect. The Company has delivered to Parent accurate and complete copies of (i) the certificate of incorporation, bylaws and other charter or organizational documents of each of the Acquired Companies, including all amendments thereto and (ii) the existing minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders or members of each of the Acquired Companies, the board of directors of each of the Acquired Companies and all committees of the board of directors of each of the Acquired Companies (the items described in clauses (i) and (ii) of this sentence are collectively referred to herein as the "ACQUIRED COMPANIES CONSTITUENT DOCUMENTS"). The Company has no Subsidiaries, except for the entities identified in Section 2.1 of the Company Disclosure Letter. (The Company and each of its Subsidiaries on the date hereof are collectively referred to herein as the "ACQUIRED COMPANIES"). Except as set forth in Section 2.1 of the Company Disclosure Letter, none of the Acquired Companies has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than (y) the Company's interest in its Subsidiaries identified in Section 2.1 of the Company Disclosure Letter, or (z) any interest in publicly traded companies held for investment only and in each case comprising less than one percent of the outstanding capital stock of such company. None of the Acquired Companies have, at any time, been a general partner of, or with the exception of a guaranty of the debt or obligation of another Acquired Company, otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Person.

         2.2 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the requisite corporate power and authority to enter into and, subject to the Required Company Shareholder Vote, to perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. The board of directors of the Company (at a meeting duly called and held) has: (a) determined that the Merger, this Agreement, the Voting Agreement, each of the Ancillary

Agreements to which it is a party and the transactions contemplated by this Agreement and such Ancillary Agreements are advisable and fair to and in the best interests of the Company and its shareholders, (b) determined that the Price Per Share to be paid to the shareholders of the Company in the Merger is fair to those shareholders, (c) authorized and approved the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party and approved the Merger, this Agreement, the Voting Agreement, each of the Ancillary Agreements to which it is a party and the transactions contemplated by this Agreement, the Voting Agreement and such Ancillary Agreements and (d) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (the "COMPANY BOARD RECOMMENDATION"). The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated by this Agreement and such Ancillary Agreements have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the Required Company Shareholder Vote. This Agreement and each of the Ancillary Agreements to which the Company is a party has been duly executed by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.3      CAPITALIZATION, ETC.

                  (a) The authorized capital stock of the Company consists of: (i) twenty-five million (25,000,000) shares of Company Common Stock, par value $.01 per share, and (ii) five million (5,000,000) shares of preferred stock, par value $.01 per share. As of the date hereof, (i) 8,440,948 shares of Company Common Stock were issued and outstanding, (ii) no shares of the Company's preferred stock were issued or outstanding, (iii) no shares of capital stock of the Company were held in the Company's treasury, (iv) 2,600,000 shares of Company Common Stock were reserved for issuance under the Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan (the "1996 STOCK OPTION PLAN") and (v) 1,000,000 shares of Company Common Stock were reserved for issuance under the Company's 2005 Incentive Compensation Plan. Except as set forth in this Section 2.3(a) as of the date hereof, no shares of capital stock of the Company were authorized, issued, reserved for issuance or outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Company's Subsidiaries. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right (whether pursuant to the certificate of incorporation or bylaws of the Company or any Acquired Company Contract or any statute to which any of the Acquired Companies is subject). None of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any shares of Company Common Stock or capital stock of any Subsidiary of the Company or to provide any funds to or make any investment in (A) any Subsidiary of the Company that is not wholly-owned by the Company or (B) any other Person.

                  (b) As of the date hereof, Company Options to acquire an aggregate of 731,900 shares of Company Common Stock pursuant to stock options have been granted and are outstanding under the Company's 1996 Stock Option Plan and no Company Options, no shares of Company Common Stock or any other awards have been granted under the Company's 2005 Incentive Compensation Plan. Section 2.3(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of the date of this
Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (v) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (vi) the date on which such Company Option expires; and (vii) whether such Company Option is an incentive stock option or a non-qualified stock option. The Company has delivered to Parent accurate and complete copies of all plans and agreements pursuant to which the Company has granted Company Options; provided, however, that, to the extent any agreements grant Company Options pursuant to a plan, the Company has delivered accurate and complete copies of the forms of all stock option agreements evidencing such options.

                  (c) Except for Company Options disclosed in Section 2.3(b) of the Company Disclosure Letter, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) granted by an Acquired Company to acquire any shares of the capital stock or other securities of any of the Acquired Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; (iii) rights agreement, shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Companies is or may become obligated to issue, deliver or sell or repurchase, redeem or otherwise acquire any shares of its capital stock or any other securities ((i) through (iii) collectively, "STOCK RIGHTS").

                  (d) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any encumbrances and except for the subsidiaries disclosed on Section 2.3(d) of the Company Disclosure Letter, are not subject to any preemptive rights.

         2.4      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Except as disclosed on Section 2.4(a) of the Company Disclosure Letter, the Company has timely filed with the SEC all registration statements, proxy statements, periodic reports, schedules, forms and all other documents required to be filed by the Company with the SEC since August 1, 2002. All such registration statements, proxy statements, periodic reports, schedules, forms and all other documents required to be filed (including those that the Company is required to or may file on or prior to the Effective Time) are referred to herein as the "COMPANY SEC DOCUMENTS." As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Other than the Company, none of the Acquired Companies is required to file any registration statements, proxy statements, periodic reports, schedules, forms or other documents with the SEC or similar regulatory body. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Body that performs a similar function to that of the SEC or any securities exchange or quotation service.

                  (b) The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS"): (i) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries, in all material respects, as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended, subject in the case of the unaudited consolidated financial statements, to normal year-end adjustments and any other adjustments described therein. For purposes of this Agreement, "COMPANY BALANCE SHEET" means that consolidated balance sheet of the Company and its consolidated subsidiaries as of January 31, 2005 set forth in the Company's Quarterly Report on Form 10-Q filed with the SEC on March 14, 2005 and the "COMPANY BALANCE SHEET DATE" means January 31, 2005.

                  (c) The Company Financial Statements were prepared from the books and records of the Company and its Subsidiaries and are in accordance with all material and applicable Legal Requirements.

         2.5      SEC DISCLOSURE CONTROLS AND PROCEDURES.

                  (a) The Company has established and maintained proper disclosure controls and procedures to ensure that material information required to be included in the Company SEC Documents is known to the officers of the Company responsible for preparing, and certifying as to the accuracy of, the Company SEC Documents (the "COMPANY RESPONSIBLE OFFICERS"). The Company has evaluated the effectiveness of such disclosure controls and procedures as of January 31, 2005 and presented any conclusions about the effectiveness of such disclosure controls and procedures based on such evaluation in its most recent Company SEC Document.

                  (b) The Company Responsible Officers have disclosed to the Company's independent auditors and to the audit committee of the Company's board of directors (i) all significant deficiencies in the design or operation of such disclosure controls and procedures which could adversely affect the Company's ability to record, process, summarize and report financial data (including identifying for the Company's independent auditors any material weaknesses in such disclosure controls and procedures), and (ii) any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in such disclosure controls and procedures.

                  (c) The books and records of the Acquired Companies that have an operating business as of the date hereof have been and are being maintained in accordance with GAAP and all other applicable legal and accounting requirements in all material respects.

         2.6 ABSENCE OF CHANGES. Since the Company Balance Sheet Date, except as set forth in Section 2.6 of the Company Disclosure Letter or as otherwise permitted by the terms of this Agreement from and after the date hereof:

                  (a) each of the Acquired Companies has operated its respective business in the ordinary course of business;

                  (b) there has been no Company Material Adverse Effect and no fact, event, circumstance or condition exists or has occurred that has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                  (c) none of the Material Customers or Material Suppliers has decreased materially or threatened to decrease or limit materially or, to the knowledge of the Company, intends to modify materially its relationship with the Acquired Companies or intends to decrease or limit materially, its services or supplies to the Acquired Companies or its usage or purchase of the services or products of the Acquired Companies, except that for purposes of this Section 2.6, the entities listed on Section 2.6 of the Company Disclosure Letter shall not be considered a Material Supplier; and

                  (d) none of the Acquired Companies has taken any action which, if taken after the date of this Agreement, would be prohibited by Section 4.1.

         2.7      PROPRIETARY ASSETS.

                  (a) Section 2.7(a) of the Company Disclosure Letter sets forth all U.S. and foreign patents, patent applications, registered trademarks, trademark applications, registered copyrights, copyright applications and domain names owned by any of the Acquired Companies that are material to and used in the business, operations or products of the Acquired Companies. Section 2.7(a) of the Company Disclosure Letter sets forth any one-time, ongoing royalty or other payment obligations in excess of $25,000 with respect to Proprietary Assets licensed to or by any of the Acquired Companies by or to any Person and identifies the Contract under which each such Proprietary Asset is being licensed to such Acquired Company. The Acquired Companies have good and valid title to all of the Acquired Company Proprietary Assets identified or required to be identified in Section 2.7(a) of the Company Disclosure Letter, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Acquired Company Proprietary Asset subject thereto or materially impair the operations of the Acquired Companies. The Acquired Companies own or have a valid right to use, subject to any relevant license agreement(s) disclosed in Section 2.7(a) of the Company Disclosure Letter, all Proprietary Assets that are used in the business, operations or products of the Acquired Companies, except to the extent that a failure by the Company to so own or have the valid right to use any such Proprietary Asset would not, individually or in the aggregate, be material to the Acquired Companies. None of the Acquired Companies has developed jointly with any other Person any Acquired Company Proprietary Asset that is material to the business of the Acquired Companies and with respect to which such other Person has any rights, and no employee, officer or director of any Acquired Company owns or has rights in or to any Proprietary Assets that are used in the business, operations or products of the Acquired Companies, except to the extent that a failure by the Company to so own or have the valid right to use any such Proprietary Asset would not, individually or in the aggregate, be material to the Acquired Companies.

                  (b)    (i)      All trademarks, service marks and copyrights
listed in Section 2.7(a) of the Company Disclosure Letter are valid, enforceable and subsisting; (ii) to the knowledge of the Company, none of the Acquired Company Proprietary Assets that is used in the business, operations or products of the Acquired Companies and no Proprietary Asset that is currently being developed by any of the Acquired Companies (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) to the knowledge of the Company, none of the business, operations, products, systems, software, computer, source code, models, algorithm, formula, inventions, designs or technology that has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Companies is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, or has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) none of the Acquired Companies has received any written notice or other communication (in writing) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any material Proprietary Asset owned or used by any other Person; and (v) to the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Company Proprietary Asset. Except as set forth in Section 2.7(b) of the Company Disclosure Letter, none of the Acquired Companies has (i) licensed any material Acquired Company Proprietary Asset to any Person, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Company Proprietary Asset or to transact business in any market or geographical area or with any Person.

         2.8      MATERIAL CONTRACTS.

                  (a) For purposes of this Agreement, each of the following Acquired Company Contracts, and only the following Acquired Company Contracts, shall be deemed to constitute a "MATERIAL CONTRACT":

                         (i)      any Acquired Company Contract that is required
by the rules and regulations of the SEC to be described in the Company SEC Documents or to be filed as an exhibit thereto;

                         (ii)     any Acquired Company Contract relating to the
employment of any employee, and any Acquired Company Contract pursuant to which any of the Acquired

Companies is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $25,000, to any current or former employee, officer or director or any Acquired Company Contract which provides for the acceleration of vesting of any options or acceleration of other rights to acquire shares of Company Common Stock;

                         (iii)    any Acquired Company Contract relating to the
acquisition, transfer, development, sharing or license of any Acquired Company Proprietary Asset;

                         (iv)     any Acquired Company Contract which provides
for indemnification of any officer, director, employee or agent of any of the Acquired Companies or any other Person;

                         (v)      any Acquired Company Contract imposing any
restriction on the right or ability of any Acquired Company to (A) compete with any other Person, (B) solicit the employment of, or employ, any Person, (C) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, (D) develop or distribute any material technology,
(E) make, have made, use or sell any current products or products under development, or (F) acquire any capital stock or other security of any Person;

                         (vi)     any Acquired Company Contract that
contemplates or involves payment or delivery of cash or other consideration or the performance of services in an amount or having a value in excess of $50,000 in the aggregate;

                         (vii)    any other Acquired Company Contract, if a
breach by the Company or any other party thereto of such Contract would reasonably be expected to have a Company Material Adverse Effect;

                         (viii)   any Acquired Company Contract requiring that
any of the Acquired Companies give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                         (ix)     any Acquired Company Contract under which any
Acquired Company uses or occupies or has the right to use or occupy any real property (collectively, the "REAL PROPERTY LEASES", and the land, buildings and other improvements covered by the Real Property Leases being herein called the "LEASED REAL PROPERTY"), it being agreed that any Acquired Company Contract (collectively, the "ASSIGNED Leases") that would otherwise have constituted a Real Property Lease but for the assignment of such Acquired Company Contract to a third party prior to the date of this Agreement and is identified as an Assigned Lease in Section 2.8(a)(ix) of the Company Disclosure Letter shall not constitute an Acquired Company Contract;

                         (x)      any Acquired Company Contract relating to any
Indebtedness, guarantying the performance of any Person or guarantying any Indebtedness;

                         (xi)     any Acquired Company Contract containing any
covenant limiting in any respect the right of any Acquired Company (A) to engage in any line of business or to engage in business in any geographic area, (B) to develop, market or distribute any products or services, or (C) to compete with any Person or granting any exclusive distribution rights;

                         (xii)    any Acquired Company Contract that contains
any so-called "most favored nation" provision or similar provisions requiring the Company or any of its Subsidiaries to offer to a Person, any terms or conditions that are at least as favorable as those offered to one or more other Persons; and

                         (xiii)   any Acquired Company Contract that restricts
the ability of any Acquired Company to assert any material claims or initiate any material Legal Proceedings against any other Person.

         Section 2.8(a) of the Company Disclosure Letter identifies each Acquired Company Contract that, as of the date hereof, constitutes a Material Contract. The Company has delivered to Parent an accurate and complete copy of each Material Contract, including all material amendments thereto, other than Material Contracts and amendments thereto filed as an exhibit to the Company SEC Documents.

                  (b) Each Material Contract is valid, binding and in full force and effect and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) None of the Acquired Companies has violated or breached, in any material respect, without curing such violation or breach prior to the date hereof, or is in any material default (with or without notice or lapse of time or both) under, any Material Contract. To the knowledge of the Company, none of the other parties to any Material Contract has violated or breached, in any material respect, without curing such violation or breach prior to the date hereof, or is in any material default (with or without notice or lapse of time or both) under, any Material Contract.

         2.9 LIABILITIES. None of the Acquired Companies has any accrued, contingent or other inchoate liabilities of any nature, either matured or unmatured (whether due or to become due or of a type required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP), except for: (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities that have been incurred by the Acquired Companies since the Company Balance Sheet Date in the ordinary course of business which have not resulted in and are not reasonably expected to result in any material increase in the Company's liabilities from those disclosed or provided for in the Company Balance Sheet or in the related notes; (iii) liabilities arising from or relating to this Agreement and the transactions contemplated hereby and (iv) the Assigned Leases. Except as set forth in Section 2.9 of the Company Disclosure Letter, there are no off-balance sheet structures or transactions with respect to the Acquired Companies. Except as disclosed in Section 2.9 of the Company Disclosure Letter or as disclosed on the Company Balance Sheet, the Acquired Companies have no outstanding Indebtedness.

         2.10 GOVERNMENTAL AUTHORIZATIONS. Each of the Acquired Companies holds all material Governmental Authorizations necessary to enable such Acquired Company to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Company is, and at all times since August 1, 2002 has been, in material compliance with the terms and requirements of such Governmental Authorizations. Since August 1, 2002, except as set forth in
Section 2.10 of the Company Disclosure Letter, none of the Acquired Companies has received any written notice from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any material term or requirement of any such Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization.

         2.11     TAX MATTERS.

                  (a) All material Tax Returns required to be filed by or with respect to any of the Acquired Companies with any Governmental Body (the "ACQUIRED COMPANY RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in substantial compliance with applicable Legal Requirements. All material Taxes shown on the Acquired Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company Financial Statements accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

                  (b) No audit or other proceeding by any Governmental Body is pending or threatened with respect to any Taxes due from or with respect to the Acquired Companies except as set forth on Section 2.11(b) of the Company Disclosure Letter. No Governmental Body has given written notice of its intention to assert any deficiency or claim for additional Taxes against the Acquired Companies. No claim has been made against the Acquired Companies by any Governmental Body in a jurisdiction where the Acquired Companies do not file Tax Returns that the Acquired Companies are or may be subject to taxation by that jurisdiction. All deficiencies for Taxes asserted or assessed against the Acquired Companies have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Documents.

                  (c) The Acquired Companies are not, nor have they ever been, a United States real property holding corporation within the meaning of
Section 897(c)(1)(A)(ii) of the Code.

                  (d) The Acquired Companies have made available to Parent correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.

                  (e) No Acquired Company is a party to any Contract relating to the sharing, allocation or indemnification of Taxes (collectively, "TAX SHARING AGREEMENTS") or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the

Company is the common parent) under Treasury Regulation ss. 1.1502-6, Treasury Regulation ss. 1.1502-78 or any similar state, local or foreign Legal Requirements, as a transferee or successor, or otherwise.

                  (f) The Acquired Companies have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties, and timely paid to the appropriate taxing authority, proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Legal Requirements. The Acquired Companies have each complied in all material respects with all Tax information reporting provisions under applicable Legal Requirements.

                  (g) No Acquired Company has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                  (h) Any adjustment of Taxes of the Acquired Companies made by the IRS in writing, which adjustment is required to be reported to the appropriate state, local, or foreign Taxing authorities, has been so reported.

                  (i) No Acquired Company has executed or entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements, and no Acquired Company is subject to any private letter ruling of the IRS or comparable ruling of any other taxing authority.

                  (j) No Acquired Company has entered into any transaction that constitutes (i) a "reportable transaction" within the meaning of Treasury Regulation ss. 1.6011-4(b), (ii) a "confidential tax shelter" within the meaning of Treasury Regulation ss. 301.6111-2(a)(2) or (iii) a "potentially abusive tax shelter" within the meaning of Treasury Regulation ss. 301.6112-1(b).

         2.12     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Section 2.12(a) of the Company Disclosure Letter lists each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, profit-sharing, employee loan and all other employee benefit plans, agreements, programs or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which (i) any current or former employee, director or consultant of any Acquired Company has any present or future right to benefits and which are contributed to, sponsored or maintained by any Acquired Company, or (ii) any Acquired Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "ACQUIRED COMPANY EMPLOYEE PLANS."

                  (b) With respect to each Acquired Company Employee Plan, the Company has made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable (i) any related trust agreement or other funding instrument, (ii) the most recent IRS determination letter, if applicable, (iii) all summary plan descriptions and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

                  (c) Each Acquired Company Employee Plan has been established, maintained and administered in accordance with its terms, and in substantial compliance with the applicable provisions of ERISA, the Code and other applicable Legal Requirements; (ii) each Acquired Company Employee Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified, has received a favorable determination letter as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification; (iii) no "reportable event" (as such term is defined in ERISA Section 4043) "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Acquired Company Employee Plan, (iv) no Acquired Company has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of any Acquired Company, except as required to avoid any excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Legal Requirements, (v) no event has occurred and no condition exists that would subject any Acquired Company, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations, (vi) no Acquired Company Employee Plan is a split-dollar life insurance program or otherwise provides for loans to executive officers (within the meaning of the Sarbanes-Oxley Act of 2002), and (vii) for each Acquired Company Employee Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof.

                  (d) None of the Acquired Company Employee Plans is subject to Title IV of ERISA and no Acquired Company, nor any member of the Controlled Group of any Acquired Company, has incurred any liability under Title IV of ERISA which remains unsatisfied. Neither any Acquired Company, nor any organization to which any Acquired Company is a successor or parent corporation within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA. Within the five years preceding the date of this Agreement, neither any Acquired Company, nor any member of the Controlled Group of any Acquired Company, has incurred any liability under Title IV of ERISA.

                  (e) No Acquired Company Employee Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither any Acquired Company, nor any members of their Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

                  (f)    With respect to each Acquired Company Employee Plan,
(i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, are threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (iii) no administrative investigation, audit or other proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other Governmental Bodies are pending, in progress, or to the knowledge of the Company, threatened.

                  (g) Except as set forth in Section 2.12(g) of the Company Disclosure Letter, none of the Acquired Companies has proposed or agreed to any increase in benefits under any Acquired Company Employee Plan (or the creation of new benefits) or change in employee coverage beyond current levels which would materially increase the expense of maintaining the Acquired Company Employee Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. Except as set forth in
Section 2.12(g) of the Company Disclosure Letter, none of the consummation of the transactions contemplated by this Agreement, the execution of this Agreement or shareholder approval of this Agreement (whether alone or in connection with any subsequent event(s)) will (i) entitle any employee of any Acquired Company to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Acquired Company Employee Plans, (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Acquired Company Employee Plans, (iv) cause the Company to record additional compensation expense on its income statement with respect to any Company Option, or (v) result in payments under any of the Acquired Company Employee Plans which would not be deductible under Section 280G of the Code.

                  (h) No Acquired Company Employee Plan covers employees of any Acquired Company outside of the United States.

                  (i) There is no Contract, plan or arrangement covering any Person that, individually or in the aggregate, will give rise to the payment of any amount that would not be deductible by Parent, the Company or any of their respective subsidiaries by reason of Section 162(m) of the Code.

                  (j)    (i)      There are no controversies pending or
threatened, between any of the Acquired Companies and any of their respective employees which controversies have had, or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and a description of each pending or threatened controversy is set forth in Section 2.12(j) of the Company Disclosure Letter; (ii) each of the Acquired Companies is in material compliance with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, severance payments, labor relations, employee leave issues, occupational safety and health requirements and unemployment insurance and related matters; (iii) none of the Acquired Companies is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and, within the last three years, there has not been any, and there is no pending or, to the knowledge of the Company, threatened, (A) labor strike, or (B) material arbitration, grievance, unfair labor practice charge or complaint, dispute, strike, picket, walkout, work stoppage, slow-down, other job action, lockout or organizational effort involving any Acquired Company; (iv) the Company is not obligated to make any payments or provide any benefits to any Person under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar plant closing or mass layoff law, such as California Labor Code Section 1400 et seq.; and (v) except as set forth in Section 2.12(j) of the Company Disclosure Letter, all persons to whom any Acquired Company has made payments for the performance of services during the four-year period ending on the Closing have been properly classified as employees or non-employees for purposes of federal income and employment tax withholding and coverage under and participation in all of the Acquired Company Employee Plans.

         2.13 ENVIRONMENTAL MATTERS. Except as set forth on Section 2.13 of the Company Disclosure Letter, each of the Acquired Companies is and, to the extent that the relevant statutes of limitation have not run, has been in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Companies of all material Governmental Authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. None of the Acquired Companies has received any written notice or other written communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Companies is not in compliance in all material respects with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with material compliance by any of the Acquired Companies with any Environmental Law in the future. To the knowledge of the Company and except as set forth on
Section 2.13 of the Company Disclosure Letter, (i) no property that is leased to the Acquired Companies, and no surface water, groundwater or soil at or under such property contains Materials of Environmental Concern that would be reasonably likely to result in material liability or material costs to the Acquired Companies, and (ii) none of the Acquired Companies has any material liability for any clean-up or remediation under any Environmental Law or the exposure of any individual to Materials of Environmental Concern. To the knowledge of the Company, and except in material compliance with Environmental Laws, all property that is leased to any of the Acquired Companies is free of any friable asbestos or friable asbestos-containing material.

         2.14 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Section 2.14 of the Company Disclosure Letter, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened against (a) any of the Acquired Companies or (b) any director, officer or employee of any of the Acquired Companies or other Person for whom any of the Acquired Companies may be liable. There is no order, writ, injunction, judgment or decree to which any of the Acquired Companies, or any of the material assets owned or used by any of the Acquired Companies, is subject.

         2.15 VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the shares of Company Common Stock outstanding on the record date for the Company Shareholders' Meeting

(the "REQUIRED COMPANY SHAREHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and otherwise approve the Merger and the other transactions contemplated by this Agreement. There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has knowledge with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries (other than the Voting Agreement). There are no bonds, debentures, notes or other instruments of Indebtedness of any of the Acquired Companies that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which stockholders of the Company may vote.

         2.16 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and such Ancillary Agreements do not and will not, directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation or breach of any of the provisions of the certificate of incorporation or bylaws of any of the Acquired Companies or any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Companies;

                  (b) contravene, conflict with or result in a material violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Companies, or any of the material assets owned or used by any of the Acquired Companies, is subject;

                  (c) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business of any of the Acquired Companies or to any of the assets owned or used by any of the Acquired Companies;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, in any material respect, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (iii) accelerate the maturity or performance of any Material Contract, or (iv) cancel, terminate, amend or modify any material term of any Material Contract, other than as set forth in Section 2.16(d) of the Company Disclosure Letter;

                  (e) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Material Contract, other than as set forth in Section 2.16(e) of the Company Disclosure Letter; or

                  (f) cause the creation or imposition of any Encumbrances on any assets owned or used by any of the Acquired Companies, other than as set forth in Section 2.16(f) of the Company Disclosure Letter.

         2.17 GOVERNMENTAL FILINGS. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated by this Agreement and such Ancillary Agreements do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Body, other than:

                  (a) the delivery of the Certificate of Merger with the Department of State of the State of New York;

                  (b) the filing with the SEC of (i) the Proxy Statement relating to the Company Shareholders' Meeting and (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act;

                  (c) compliance with the rules and regulations of the Nasdaq National Market;

                  (d) the pre-merger notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); and

                  (e) compliance with the so-called "fair price," "moratorium," "control share acquisition" or other similar state anti-takeover laws ("TAKEOVER STATUTES") set forth in Section 2.17(e) of the Company Disclosure Letter.

         2.18 FAIRNESS OPINION. The Company's board of directors has received the written opinion of BB&T Capital Markets, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Price Per Share is fair, from a financial point of view, to the holders of Company Common Stock. The Company has made available to Parent a complete and correct copy of such opinion. The Company has obtained the authorization of BB&T Capital Markets to include a copy of such opinion in the Proxy Statement.

         2.19 BROKER. Except for the amount of $2.5 million payable by the Company to Martin Wolf Securities, no broker, finder, investment banker or any other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement except as disclosed in Section 2.19 of the Company Disclosure Letter. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Martin Wolf Securities and any other Person listed in
Section 2.19 of the Company Disclosure Letter.

         2.20 RELATED PARTY TRANSACTIONS. Except as disclosed in the Company SEC Documents filed at least two business days prior to the date of this Agreement or as set forth in Section 2.20 of the Company Disclosure Letter:

                  (a) no Related Party is indebted to any of the Acquired Companies;

                  (b) no Related Party has any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Acquired Companies;

                  (c) no Related Party is competing, directly or indirectly, with the Acquired Companies;

                  (d) no Related Party has any claim or right against the Acquired Companies (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company); and

                  (e) no Related Party owns any assets used by any of the Acquired Companies in its business. (For purposes of this Section 2.20, each of the following shall be deemed to be a "RELATED PARTY":

                         (i)      each individual who is an "executive officer"
(as such term is defined in Rule 3b-7 promulgated under the Exchange Act) or director of any of the Acquired Companies;

                         (ii)     each member of the "immediate family" (as such
term is defined in Item 404 of Regulation S-K promulgated by the SEC) of each of the individuals referred to in clause "(i)" above; and

                         (iii)    any trust or other Entity (other than the
Acquired Companies) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, any voting, proprietary, equity or other financial interest.)

         2.21 PERSONAL PROPERTY. Electrograph has good and marketable title to, or a valid and enforceable leasehold interest in, all material personal assets owned or used by it. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such personal assets is subject to any Encumbrances. Electrograph has ownership of or rights in all of the assets necessary for the continued conduct and operation of the businesses of Electrograph after the Closing in substantially the same manner as conducted and operated prior to the Closing, except that the space occupied by Electrograph at 50 Marcus Blvd., Hauppauge, NY is leased to the Company.

         2.22     REAL PROPERTY.

                  (a) OWNED PROPERTIES. None of the Acquired Companies owns, nor have any of the Acquired Companies agreed to purchase, any real property, nor do any of the Acquired Companies own or hold any option, right of first refusal or other contractual right to purchase any real property.

                  (b) LEASED PROPERTIES. All rent and other sums and charges payable by any Acquired Company as tenant under any Real Property Lease are current. No notice of default or termination under any Real Property Lease is outstanding, and no termination event or condition or uncured default exists on the part of any Acquired Company or, to the knowledge of the Company, the landlord under any Real Property Lease. To the knowledge of the Company, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Other than the Space Leases, the applicable Acquired Company's interest as tenant under each Real Property Lease is free and clear of all Encumbrances against such interest other than Permitted Encumbrances.

                  (c) ENTIRE PREMISES. All of the land, buildings, structures and other improvements used by Electrograph in the conduct of its business are included in the Leased Real Property.

                  (d) SPACE LEASES. Set forth on Section 2.22(d) of the Company Disclosure Letter is a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "SPACE LEASES") granting to any person other than any of the Acquired Companies any right to the possession, use, occupancy or enjoyment of the Leased Real Property or any portion thereof. The Company has heretofore delivered to Parent true, correct and complete copies of all Space Leases (including all material modifications, amendments and supplements). Each Space Lease is valid, binding and in full force and effect. All rent and other sums and charges payable by the tenant or occupant thereunder (the "SPACE TENANT") are current. No notice of default or termination under any Space Lease is outstanding and no termination event or condition or uncured default on the part of the Applicable Acquired Company or, to the knowledge of the Company, the Space Tenant exists under any Space Lease. To the knowledge of the Company, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

                  (e) CONDEMNATION. None of the Acquired Companies has received written notice of any pending, threatened or contemplated condemnation proceeding affecting the Leased Real Property or any part thereof or of any sale or other disposition of the Leased Real Property or any part thereof in lieu of condemnation.

                  (f) CASUALTY. No portion of the Leased Real Property has suffered any material damage by fire or other casualty which has not heretofore been repaired and restored.

         2.23 COMPLIANCE WITH LAWS. None of the Acquired Companies is in conflict with, or in default or violation of, in any material respects, any Legal Requirements applicable to it or by which any of the assets owned or used by any Acquired Company is bound.

         2.24 INSURANCE. The Acquired Companies maintain, and have maintained without interruption, policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations in which they operate. Except as set forth in Section 2.24 of the Company Disclosure Letter, such policies will not terminate as a result of the consummation of the transactions contemplated by this Agreement.

         2.25 TAKEOVER STATUTES. The board of directors of the Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 912 of the NYBCL will not apply to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement and the Voting Agreement including by approving this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. Except as set forth in
Section 2.25 of the Company

Disclosure Letter, no other Takeover Statutes apply or purport to apply to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement.

         2.26 MATERIAL SUPPLIERS AND MATERIAL CUSTOMERS. Section 2.26 of the Company Disclosure Letter sets forth a true and complete list, by sales for the fiscal year ended July 31, 2004, of the ten largest suppliers of Electrograph (each, a "MATERIAL SUPPLIER") and the 25 largest customers of Electrograph (each, a "MATERIAL CUSTOMER").

         2.27 TRANSACTION FEES. Section 2.27 of the Company Disclosure Letter sets forth the Company's good faith estimate as of the date hereof of the Transaction Expenses payable to the Persons specified in such Section or in connection with the actions specified in such Section, as applicable (exclusive of any amounts paid prior to March 1, 2005). Notwithstanding the foregoing, in no event shall there be deemed to be a breach of or inaccuracy in the representation and warranty set forth in this Section 2.27 if the actual Transaction Expenses payable to such Persons or in connection with such actions is different than the amounts set forth in Section 2.27 of the Company Disclosure Letter.

         2.28 FULL DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC or at the time it is mailed to the shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as of the date hereof and the Closing Date as follows:

         3.1 DUE ORGANIZATION; SUBSIDIARIES. Parent is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent and Merger Sub has all requisite corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and has authorized and approved the execution, delivery and performance by such Person of this Agreement and such Ancillary Agreements and approved the Merger, this Agreement, such Ancillary Agreements and the transactions contemplated by this Agreement and such Ancillary Agreements. This Agreement and each of the Ancillary Agreements to which it is a party has been duly executed by each of Parent and Merger Sub and constitute the legal, valid and binding obligations of each of

Parent and Merger Sub, enforceable against Parent and Merger Sub, as the case may be, in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 NON-CONTRAVENTION. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement and such Ancillary Agreements do not and will not, directly or indirectly (with or without notice or lapse of time): (i) conflict with or result in a violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or (ii) contravene, conflict with or result in a material violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject.

         3.4 GOVERNMENTAL FILINGS. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Ancillary Agreements to which they are party, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and such Ancillary Agreements do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Body, other than:

                  (a) the delivery of the Certificate of Merger with the Department of State of the State of New York;

                  (b)    the filing with the SEC of (i) the Proxy Statement and
(ii) any other filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act;

                  (c) compliance with the rules and regulations of the Nasdaq National Market;

                  (d)    the pre-merger notification required under the HSR Act;
and

                  (e)    compliance with the Takeover Statutes set forth in
Section 2.17(e) of the Company Disclosure Letter.

         3.5 FULL DISCLOSURE. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         3.6 MERGER SUB FORMATION. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than execution of this Merger Agreement, the performance of its obligations hereunder and related ancillary matters.


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

         3.7      FINANCING.

                  (a) Parent has delivered to the Company a true and complete copy of a commitment letter of Caxton-Iseman Capital, Inc. (the "EQUITY PROVIDER"), an Affiliate of Parent, to provide equity financing in connection with the transactions contemplated by this Agreement (the "EQUITY COMMITMENT LETTER"). The Equity Commitment Letter has been duly authorized and executed by all parties thereto and is in full force and effect. The obligations of the Equity Provider to fund the commitments under the Equity Commitment Letter are not subject to any condition which is not set forth expressly in the Equity Commitment Letter. Parent is not aware of any fact, circumstance or occurrence that makes any of the assumptions or statements set forth in the Equity Commitment Letter inaccurate in any material respect or that causes the Equity Commitment Letter to be ineffective; PROVIDED, that no representation or warranty is made by Parent respecting any fact, circumstance or occurrence that constitutes a breach of the Company's representations, warranties or covenants under this Agreement.

                  (b) Parent has delivered to the Company a true and complete copy of a commitment letter of Antares Capital Corporation (the "DEBT PROVIDER") to provide the amount of debt financing set forth therein in connection with the transactions contemplated by this Agreement (the "DEBT COMMITMENT LETTER," and together with the Equity Commitment Letter, the "COMMITMENT LETTERS"). The Debt Commitment Letter has been duly authorized and executed by Parent and, to the knowledge of Parent, by the Debt Provider, and is in full force and effect. The obligations of the Debt Provider to fund the commitments under the Debt Commitment Letter are not subject to any condition which is not set forth expressly in the Debt Commitment Letter and neither Parent nor Merger Sub have any reason to expect that the conditions included in the Debt Commitment Letter will not be satisfied before the Effective Time; PROVIDED, that no representation or warranty is made by Parent respecting any fact, circumstance or occurrence that constitutes a breach of the Company's representations, warranties or covenants under this Agreement.

                  (c) The Commitment Letters provide Parent with aggregate financing in an amount sufficient to enable Parent to pay the aggregate Price Per Share and pay all contemplated fees and expenses related to the transactions contemplated by this Agreement and to the knowledge of Parent, to provide adequate working capital for the Acquired Companies.

         3.8 INVESTIGATION; ACKNOWLEDGMENT. Parent has conducted a review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company and acknowledges that Parent has been provided access to the personnel, properties, premises and records of the Company which Parent has requested for such purpose. Except for the representations and warranties contained in this Agreement or in any of the Ancillary Agreements, Parent acknowledges that neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company Common Stock, the Company or with respect to any other information provided to Parent, whether on behalf of the Company or such other Persons, including as to merchantability or fitness for any particular use or purpose.

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY

         4.1      OPERATION OF THE COMPANY'S BUSINESS.

                  (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Company shall: (i) ensure that each of the Acquired Companies conducts its business and operations
(A) in the ordinary course of business, and (B) in material compliance with all applicable Legal Requirements and the requirements of all Acquired Company Contracts; (ii) use Commercially Reasonable Efforts to ensure that each of the Acquired Companies preserves intact its current business organization, keeps available the services of its current officers and employees (except when in the good faith judgment of the Company such services are not in the best interests of the Company) and maintains its relations and goodwill with all material suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Companies, other than as set forth in Section 4.1(a)(ii) of the Company Disclosure Letter; (iii) provide all notices, assurances and support required by any Material Contract relating to any Proprietary Asset in order to ensure that no condition under such Material Contract occurs which could result in, or could increase the likelihood of any transfer by any Acquired Company of any Proprietary Asset; (iv) make all filings and payments necessary or reasonable to keep all registered or issued Proprietary Assets that are material to and used in the business in full force and effect; (v) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Companies and (vi) to the extent reasonably requested by Parent, cause its officers to report regularly to Parent concerning the status of the Acquired Companies' respective businesses. Notwithstanding anything contained in this
Section 4.1 or in this Agreement to the contrary, but subject to Section 4.1(b)(xvii) in the case of Non-Electrograph Liabilities that are current liabilities and Section 4.1(b)(xviii) in the case of Non-Electrograph Assets that are current assets, the Company shall be entitled to (1) satisfy, extinguish or otherwise discharge any Non-Electrograph Liabilities, (2) sell, assign, transfer or otherwise dispose of any Non-Electrograph Assets, (3) enter into transactions to sell, transfer, convey, assign terminate or otherwise dispose of the Designated Real Property Leases and the Oser Lease, as long as any such actions described in clauses (1), (2) or (3) above: (A) do not result in additional Indebtedness to any of the Acquired Companies; (B) do not detrimentally affect the ability to conduct or operate the business of Electrograph; (C) do not result in further liabilities or obligations of any kind or nature to Parent or any of its Subsidiaries from and after the Effective Time; and (D) are not with a Related Party or other Affiliate of the Acquired Companies.

                  (b) During the Pre-Closing Period, the Company shall not, and shall not permit any of the other Acquired Companies to, take any of the following actions, without the prior written consent of Parent:

                         (i)      except as provided in Section 1.9 declare,
accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements existing as of the date of this Agreement;

                         (ii)     sell, issue, deliver, grant or authorize the
sale, issuance, delivery or grant of (A) any capital stock or other security, (except that the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement in accordance with their terms), (B) any Stock Rights, Company Options or equity-based compensation awards, including any awards under the Company's 1996 Stock Option Plan or the Company's 2005 Incentive Compensation Plan, (C) any instrument convertible into or exchangeable for any capital stock or other security or (D) enter into any Contract with respect to the sale, voting, repurchase or registration of any capital stock or other securities;

                         (iii)    except as provided in Section 1.9 amend or
waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or otherwise modify any of the terms of any outstanding option or any related Contract;

                         (iv)     amend or permit the adoption of any amendment
to any of the Acquired Companies Constituent Documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                         (v)      acquire any equity interest or other interest
in any other Entity;

                         (vi)     make capital expenditures that exceed $250,000
in the aggregate;

                         (vii)    except as set forth in Section 4.1(b)(vii) of
the Company Disclosure Letter, enter into any Contract, or modify or amend any existing Contract, providing for (A) severance or termination pay, (B) indemnification of officers and directors, or (C) benefits which are contingent upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or otherwise granting any severance or termination pay to any present or former director, officer or employee of any Acquired Company; PROVIDED HOWEVER, that the Company shall be obligated to take the actions set forth in Section 4.1(b)(vii) of the Company Disclosure Letter prior to the Effective Time and nothing in this Agreement shall be interpreted to restrict the Company from taking any such actions;

                         (viii)   except as otherwise permitted by the last
sentence of Section 4.1(a), purchase, lease, license or otherwise acquire any right or other asset from any other Person or sell, transfer, convey, pledge, encumber, grant a security interest in or otherwise dispose of, or lease or license, any right or other asset to any other Person (except for (A) purchases and sales of inventory by the Company in the ordinary course of business or (B) purchases and sales of assets by the Company not having a value, or not requiring payments to be made or received, in excess of $50,000 individually and $250,000 in the aggregate), or waive, relinquish or otherwise impair any material right or any duties or obligations of confidentiality;

                         (ix)     abandon or fail to enforce any Proprietary
Assets that are material to and used in the business, operations or products of the Acquired Companies;

                         (x)      lend money or other property to any Person,
including, without limitation, any present or former director, officer or employee of the Company or any Acquired Company, or incur or guarantee any indebtedness;

                         (xi)     except for payments and prepayments permitted
by the last sentence of Section 4.1(a) or as set forth in Section 4.1(b)(xi) of the Company Disclosure Letter, incur, assume or prepay any Indebtedness, or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person;

                         (xii)    except as otherwise permitted by the last
sentence of Section 4.1(a), (A) enter into any Contract that would constitute a Material Contract had it been entered into as of the date of this Agreement, other than in the ordinary course of business or (B) terminate, cancel or request any material change in any Material Contract or any Contract entered into pursuant to clause (A) above;

                         (xiii)   waive, release, assign, settle or compromise
any material Legal Proceedings;

                         (xiv)    except in the ordinary course of business, (A)
establish, adopt, amend, terminate or make contributions to any Acquired Company Employee Plan (except as otherwise required by applicable Legal Requirements or as set forth in Section 4.1(b)(xiv) of the Company Disclosure Letter) or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Acquired Company Employee Plan if it were in existence as of the date of this Agreement; (B) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the hourly wage rates, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its present or former directors, officers or employees, except as set forth in Section 4.1(b)(xiv) of the Company Disclosure Letter; or (C) become obligated to do any of the foregoing;

                         (xv)     change any of its methods of accounting or Tax
or accounting practices except as required by GAAP or applicable Tax Legal Requirements;

                         (xvi)    make or revoke any material Tax elections or
file any amended Tax Returns except as required by applicable Legal
Requirements;

                         (xvii)   satisfy, extinguish or otherwise discharge any
Non-Electrograph Liabilities that are current liabilities of the Acquired Companies for more than fair market value thereof;

                         (xviii)  sell, assign, transfer or otherwise dispose of
any Non-Electrograph Assets that are current assets of the Acquired Companies for less than the fair market value thereof;

                         (xix)    incur or otherwise assume any liabilities or
other obligations in connection with the Terminating Operations;

                         (xx)     take or agree to take any action which would
result in the failure to satisfy the conditions provided for in Section 6.1 or
Section 6.2; or

                         (xxi)    authorize, agree or commit to take any of the
actions described in clauses "(i)" through "(xx)" of this Section 4.1(b).

                  (c) During the Pre-Closing Period, the Company shall, and shall cause the other Acquired Companies to:

                         (i)      prepare and timely file all Tax Returns
required to be filed by them on or before the Closing Date ("POST-SIGNING RETURNS"), except as otherwise required by applicable laws;

                         (ii)     consult with Parent with respect to all
material Post-Signing Returns and deliver drafts of such Post-Signing Returns to Parent no later than ten business days prior to the date on which such Post-Signing Returns are required to be filed after giving effect to any applicable extensions;

                         (iii)    fully and timely pay all Taxes due and payable
in respect of such Post-Signing Returns that are so filed except as required by applicable Legal Requirements;

                         (iv)     properly reserve (and reflect such reserve in
their books and records and financial statements) for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time;

                         (v)      notify Parent of any Legal Proceeding or audit
pending or threatened in writing against the Acquired Companies in respect of any Tax matter, including Tax liabilities and refund claims, and not settle or compromise any such Legal Proceeding or audit without Parent's prior written consent, which consent shall not be unreasonably withheld; and

                         (vi)     terminate all Tax Sharing Agreements to which
the Acquired Companies are a party such that there are no further liabilities thereunder.

         (d) Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement shall (i) give Parent, directly or indirectly, the right to control the Company's operations prior to the Closing or (ii) prohibit the Company from purchasing inventory for the operation of the business of any Acquired Company in an amount not to exceed $5,000,000 in any single or series of related transactions with any single vendor.

         4.2      NO SOLICITATION.

                  (a) The Company agrees that none of the Acquired Companies shall, and it shall cause its or their respective Representatives not to, directly or indirectly, (i) solicit, initiate, or encourage or induce the making, submission or announcement of any inquiries or the making of any proposal or offer related to an Acquisition Transaction, (ii) furnish any information regarding any of the Acquired Companies to any Person that has made or indicated an intention to make any inquiry, proposal or offer related to an Acquisition Transaction, (iii) engage in discussions or negotiations with any Person that has made or indicated an intention to make any inquiry, proposal or offer related to any Acquisition Transaction, (iv) approve, endorse or recommend any proposal or offer related to an Acquisition Transaction, (v) make or authorize any statement, recommendation or solicitation in support of any proposal or offer related to an

Acquisition Transaction, or (vi) enter into any letter of intent, agreement in principle or similar document or any Contract having a primary purpose of effectuating, or which would effect, any Acquisition Transaction; PROVIDED, HOWEVER, that prior to the adoption of this Agreement by the Required Company Shareholder Vote, this Section 4.2(a) shall not prohibit the Company or its board of directors from furnishing nonpublic information regarding the Acquired Companies to, or entering into discussions with, any Person that has made a Superior Offer if (A) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is reasonably necessary in order for the board of directors of the Company to act in a manner consistent with its fiduciary obligations to the Company's shareholders under applicable Legal Requirements, and (B) the Company receives from such Person an executed confidentiality agreement, PROVIDED, that this
Section 4.2(a) shall not prohibit the Company's board of directors from complying with Rules 14d-9 and 14e-2(a) under the Exchange Act.

                  (b) The Company shall within two business days advise Parent of any inquiry or proposal or offer received by the Company or any of its Representatives related to an Acquisition Transaction or any request for nonpublic information relating to any of the Acquired Companies by any Person that has made or indicated an intention to make any inquiry, proposal or offer related to an Acquisition Transaction. The Company shall within two business days provide Parent with the identity of such Person and a copy of such inquiry, proposal, offer or request (or, where no such copy is available, a detailed description of such inquiry, proposal, offer or request). The Company shall keep Parent reasonably informed on a current basis of the status and material terms of any such inquiry, proposal, offer or request, and any related material communications to or by the Company or its Representatives.

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES

         5.1 PROXY STATEMENT. As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare the Proxy Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on such draft, and once such draft is in a form reasonably acceptable to each of Parent and the Company, the Company shall file the Proxy Statement with the SEC, which shall occur as soon as reasonably practicable after the date of this Agreement, but in no event later than 30 business days after the date of this Agreement. The Company shall use reasonable best efforts to cause the Proxy Statement to comply as to form with the rules and regulations promulgated by the SEC and to respond promptly to any comments or requests for additional information of the SEC or its staff. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to responding to any such comments or requests or the filing or mailing of the Proxy Statement, the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by Parent. The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders, as promptly as reasonably practicable after clearance by the SEC. The Company and Parent shall promptly furnish to the other party all information concerning such party and, with respect to the Company, the Company's shareholders, that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Companies or Parent occurs, or if the Company or Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company or Parent, as the case may be, shall as soon as practicable inform the other party thereof and the Company shall as soon as practicable file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the shareholders of the Company.

         5.2      COMPANY SHAREHOLDERS' MEETING.

                  (a) The Company shall call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "COMPANY SHAREHOLDERS' MEETING"). The Company Shareholders' Meeting shall be held as promptly as reasonably practicable after the mailing of the Proxy Statement to the shareholders of the Company. The Company shall exercise reasonable best efforts to solicit or cause to be solicited from its shareholders proxies in favor of adoption of this Agreement and take all other action reasonably necessary or advisable to obtain the Required Company Shareholder Vote. Each of the Company and Parent shall use its reasonable best efforts to ensure that all proxies solicited by or on behalf of the Company or Parent in connection with the Company Shareholders' Meeting are solicited in compliance with all applicable Legal Requirements. If the Company has not procured the Required Company Shareholder Vote as of the date of the Company Shareholders' Meeting, at the request of Parent, the Company shall from time to time adjourn or postpone the Company Shareholders' Meeting for such period of time as Parent shall reasonably request solely for the purpose of soliciting additional proxies in favor of the adoption of this Agreement.

                  (b) Subject to Section 5.2(c), the Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.2(c), the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and subject to Section 5.2(c) no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

                  (c)    Notwithstanding anything to the contrary contained in
Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent (and the withdrawal of the Company Board Recommendation may be noted in the Proxy Statement) if: (i) a Superior Offer is made to the Company and is not withdrawn; and (ii) the Company's board of directors determines in good faith, after consultation with the Company's outside legal counsel, that, in light of such Superior Offer, the withdrawal or modification of the Company Board Recommendation is reasonably necessary in order for the board of directors of the Company to act in a manner consistent with its fiduciary obligations to the Company's shareholders under applicable Legal Requirements. Notwithstanding the foregoing, the Company Board Recommendation will not be withdrawn or modified in a manner adverse to Parent at any time within two business days after Parent receives written notice from the Company confirming its intention to take such action.

          5.3      REGULATORY APPROVALS.

                  (a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Legal Requirements, each of Parent and the Company shall (i) use its reasonable best efforts to obtain any consents, approvals or other authorizations, and make any filings and notifications required in connection with the transactions contemplated by this Agreement and (ii) thereafter make any other submissions either required or deemed appropriate by either Parent or the Company, in connection with the transactions contemplated by this Agreement under (A) the Securities Act and the Exchange Act, (B) the HSR Act, (C) the NYBCL, (D) any other applicable Legal Requirements and (E) the rules and regulations of the Nasdaq National Market. Parent and the Company shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents to the non-filing party and its advisors prior to filing, and notwithstanding anything to the contrary set forth herein, Parent and the Company shall prepare and make the filing required under the HSR Act as soon as reasonably practicable after the date of this Agreement, but in no event later than 25 business days after the date of this Agreement. Neither Parent nor the Company shall file any such document if the other party has reasonably objected to the filing of such document. Neither Parent nor the Company shall consent to any voluntary extension of any statutory deadline or waiting period of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Body without the consent of the other party, which consent shall not be unreasonably withheld.

                  (b) Each of Parent and the Company shall promptly inform the other party upon receipt of any communication from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding any of the transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Representatives) receives a request for additional information from any such Governmental Body that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request.

                  (c)    Notwithstanding the foregoing, nothing in this Section
5.3 shall require, or be construed to require, Parent to agree to (i) sell, hold separate, divest, discontinue or limit, before or after the Effective Time, any assets, businesses or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates or (ii) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses which would result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

         5.4      INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) All rights to indemnification, including the advancement of expenses, now existing in favor of those Persons who are or were directors and officers of the Company (the "INDEMNIFIED PERSONS") for acts and omissions occurring prior to the Effective Time, as provided in the Company's Certificate of Incorporation or Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement and as disclosed in Section 2.8(a)(iv) of the Company Disclosure Letter), shall survive the Merger and shall be observed by the Surviving Corporation, and Parent shall take all action necessary to cause the

Surviving Corporation to observe such rights, to the fullest extent permitted by New York law for a period of not less than six years after the Effective Time.

                  (b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "EXISTING POLICY"); PROVIDED, HOWEVER, that Parent may substitute for the Existing Policy a policy of no less favorable coverage, provided that the carrier of such policy is a reputable insurance carrier that has a financial strength rating from A.M. Best (or its successor) that is equal to or better than the financial strength rating assigned by A.M. Best to the insurance carrier of the Company's Existing Policy as of the date hereof. Prior to the Effective Time, the annual premiums of the Existing Policy for such six year period shall be prepaid in full, with the Company and Parent sharing equally the amount of such prepayment.

                  (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, Parent shall assure the proper provision is made so that the successors and assigns of the Surviving Corporation assume or are otherwise bound by the obligations of the Surviving Corporation set forth in this Section 5.4.

         5.5      ADDITIONAL AGREEMENTS.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Legal Requirements, except as otherwise provided in this Agreement, each of the Parties shall use its Commercially Reasonable Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to ensure that the conditions set forth in Sections 6 and 7 are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable. Parent and the Company shall not, and shall not permit any of their respective Subsidiaries to, take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Sections 6 or 7 not being satisfied or satisfaction of those conditions being unreasonably delayed, except, in the case of the Company, to the extent its board of directors withdraws, modifies or amends the Company Board Recommendation in accordance with Section 5.2(c).

                  (b) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of (i) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (ii) any material breach of any covenant or obligation of the Company; (iii) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement; (iv) any communication from any Governmental

Body in connection with the transactions contemplated by this Agreement; and (v) any material Legal Proceedings threatened in writing or commenced against or otherwise affecting the Acquired Companies. No notification given to Parent pursuant to this Section 5.5(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                  (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of (i) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and (ii) any material breach of any covenant or obligation of Parent, (iii) any communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement. No notification given to the Company pursuant to this Section 5.5(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

         5.6 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and neither Parent nor the Company shall permit any of their respective Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (i) the other party shall have approved such disclosure, or (ii) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable Legal Requirements, in which case the disclosing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

         5.7 CONFIDENTIALITY. The Parties hereby acknowledge that the provisions of the confidentiality agreement, as amended, dated June 25, 2004, between the Company and Alan Marc Smith and Pegasus Technology Ventures, and the confidentiality agreement, dated September 22, 2004, between the Company and Caxton-Iseman Capital, Inc. shall apply with respect to all information provided hereunder to Parent or any of its Subsidiaries or Representatives in connection with the transactions contemplated by this Agreement as if Parent were an original party to such confidentiality agreements.

         5.8 ACCESS AND INVESTIGATION. During the Pre-Closing Period, the Company shall, and shall cause the respective Representatives of the Acquired Companies to: (i) provide Parent and Parent's Representatives with reasonable access to the Acquired Companies' Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies (including the status of product development efforts); and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and information regarding the Acquired Companies, as Parent may reasonably request; provided that upon termination of this Agreement in accordance with Article 8 hereof, Parent shall promptly return to the Company any and all material and other documents provided or furnished to Parent and Parent's Representatives in accordance with this Section 5.8. No investigation conducted by Parent or Parent's Representations, however, will affect or be deemed to modify any representation or warranty made in this Agreement.

         5.9 STOCK EXCHANGE DE-LISTING. Parent and the Company shall use their reasonable best efforts to cause the Company Common Stock to no longer be quoted on the Nasdaq National Market System and to be de-registered under the Exchange Act as soon as practicable following the Effective Time. Nothing in this Section 5.9 shall be construed to prohibit Parent or any of its Subsidiaries from having quoted on the Nasdaq National Market or registered under the Exchange Act any securities issued by Parent or any of its Subsidiaries from time to time after the Effective Time.

         5.10 EMPLOYEES AND EMPLOYEE BENEFITS. Parent and the Company agree that, except as provided in Section 4.1(b)(vii) of the Company Disclosure Letter, all employees of the Acquired Companies immediately prior to the Effective Time shall be employed by the Surviving Corporation and its Subsidiaries immediately after the Effective Time; PROVIDED, that, neither Parent nor the Surviving Corporation shall have any obligation under this Agreement to continue the employment of any such employees following the Effective Time. Prior to the Closing, the Company shall use its Commercially Reasonable Efforts to obtain from each employee listed on Section 4.1(b)(vii) of the Company Disclosure Letter a release signed by each such employee, substantially in the form of EXHIBIT I attached hereto. Parent and the Surviving Corporation agree that, for a period of 12 months after the Effective Time, the Surviving Corporation shall provide all employees of the Surviving Corporation and its Subsidiaries with compensation and employee benefits (other than severance, equity-based compensation, deal-based payments or non-qualified deferred compensation) that are substantially similar to the compensation and employee benefits provided to the employees of the Acquired Companies immediately prior to the Effective Time under the Acquired Company Employee Plans; PROVIDED, HOWEVER, that the costs of providing such benefits shall not exceed 110% of the costs of providing such benefits pursuant to the relevant Acquired Company Employee Plans immediately prior to the Effective Time. To the extent the same exist, the Surviving Corporation shall be responsible for the continuation of health plan coverage, in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA, for any employee of the Acquired Companies or qualified beneficiary under a Company health plan who is already receiving COBRA benefits or who loses health coverage in connection with the transactions contemplated in this Agreement. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985 and regulations promulgated thereunder. Nothing herein express or implied shall confer upon any of the employees of the Acquired Companies, the Surviving Corporation or any Subsidiary of the Surviving Corporation, or any of their Affiliates, any rights or remedies, including any right to any particular form of compensation or employee benefit or to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

         5.11 TAKEOVER STATUTES. If any Takeover Statute is or becomes applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, each of Parent and the Company and their respective boards of directors shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such Takeover Statute.

         5.12 DEFENSE OF LITIGATION. The Company shall not settle or offer to settle any Legal Proceedings against the Acquired Companies or any of its directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of Parent, which consent shall not be unreasonably withheld. The Company shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement, and the Company shall cooperate with Parent and Merger Sub in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions.

         5.13 ACTIONS WITH RESPECT TO FINANCING. The Company shall reasonably cooperate with Parent and its Affiliates in connection with the fulfillment of the condition set forth in Section 6.12, including causing the Acquired Companies, and their respective Representatives to (i) provide information to Parent and its Representatives in connection with the preparation of such offering memoranda and documentation as is required under the Commitment Letters, (ii) meet with potential lenders and financing sources at reasonable times upon reasonable advance notice, (iii) assist with the preparation of customary collateral audits and inventory appraisals conducted with respect to debt financings of the type provided in the Debt Commitment Letter and (iv) assist in obtaining any necessary or desirable consents from the suppliers to the Acquired Companies, and agreements to subordinate the security interests in the assets of the Acquired Companies held by the suppliers to the Acquired Companies to the security interests in the assets of the Acquired Companies to be held by the Debt Provider from and after the Closing; PROVIDED, HOWEVER, the failure of Parent and its Affiliates to obtain such consents shall not be deemed to be a breach by the Company of this Section 5.13.

         5.14 PAYMENT IN FULL OF ACQUIRED COMPANY INDEBTEDNESS. The Company shall, prior to the Closing, pay or cause to be paid in full or otherwise released or terminated in a manner reasonably satisfactory to Parent all Contracts that provide for an extension of credit to any Acquired Company or permit any Acquired Company to incur any Indebtedness for borrowed money, all Indebtedness owed by any Acquired Company to any other Person, other than such Indebtedness set forth in Section 5.14 of the Company Disclosure Letter, including all obligations of the Acquired Companies in respect of such Indebtedness and all Encumbrances on the capital stock or assets of the Acquired Companies securing amounts in respect of such Indebtedness.

         5.15 RELEASE OF OBLIGATIONS UNDER DESIGNATED REAL PROPERTY LEASES. Prior to the Closing (and to the extent not heretofore achieved), the Company shall cause each of the Acquired Companies to be replaced by one or more Persons other than the Acquired Companies or any of their Affiliates or otherwise released, from and after the Closing, from all obligations any of the Acquired Companies may have in respect of the Designated Real Property Leases in compliance with the last sentence of Section 4.1(a); it being agreed that notwithstanding anything to the contrary contained in this Agreement, such Acquired Companies shall have the right to execute any and all customary documents and instruments that comply with the requirements of the last sentence of Section 4.1(a) in order to satisfy its obligations under this Section 5.15 and in no event shall same constitute a breach of any representation and warranty made by the Company under this Agreement or otherwise constitute a default on the part of the Company under this Agreement; PROVIDED, that the Company shall have provided to Parent, at least five days prior to such execution, written notice thereof and copies of the latest drafts of such documents and instruments and shall consult with Parent with respect to such documents and instruments prior to the execution thereof. The Company shall have the right to incur fees, expenses and other payments up to the Allocated Release Amount set forth in
Section 5.15 of the Company Disclosure Letter for each Designated Real Property Lease in order to have each of the Acquired Companies so replaced or released from such Designated Real Property Lease pursuant to this Section 5.15. Notwithstanding anything to the contrary contained in this Agreement, any document or instrument that is not less favorable in substance to the Acquired Companies in question than (x) the Surrender Agreement, attached hereto as EXHIBIT J, or (y) the Assignment and Assumption Agreement, attached hereto as EXHIBIT K, as the case may be (i.e., depending on whether the replacement or release in question is a lease surrender or assignment), shall be deemed to be in compliance with the last sentence of Section 4.1(a).

         5.16 RELEASE OF OBLIGATIONS UNDER OSER LEASE. Prior to the Closing, the Company shall use its Commercially Reasonable Efforts to seek to have each of the Acquired Companies replaced by one or more persons other than the Acquired Companies or any of their Affiliates or otherwise released, from and after the Closing, from all obligations any of the Acquired Companies may have in respect of the Oser Lease in compliance with the last sentence of Section 4.1(a) and in no event shall the failure to be so replaced or released constitute a breach of any representation and warranty made by the Company under this Agreement or otherwise constitute a default on the part of the Company under this Agreement; it being agreed that notwithstanding anything to the contrary contained in this Agreement, such Acquired Companies shall have the right to execute any and all customary documents and instruments in connection therewith that comply with the requirements of the last sentence of Section 4.1(a); PROVIDED, that the Company shall have provided to Parent, at least five days prior to such execution, written notice thereof and copies of the latest drafts of such documents and instruments and shall consult with Parent with respect to such documents and instruments prior to the execution thereof. The parties will cooperate with each other in exercising such reasonable efforts. The Acquired Companies shall have the right to incur fees, expenses and other payments up to the amount specified in Section 5.16 of the Company Disclosure Letter (the "BREAKAGE FEE") in order to have each of the Acquired Companies so replaced or released from the Oser Lease pursuant to this Section 5.16; PROVIDED HOWEVER, that no portion of such Breakage Fee shall be paid unless, concurrently with such payment, each of the Acquired Companies shall be so replaced or released. Notwithstanding anything to the contrary contained in this Agreement, any document or instrument that is not less favorable in substance to the Acquired Companies in question than (x) the Surrender Agreement, attached hereto as EXHIBIT J, or (y) the Assignment and Assumption Agreement, attached hereto as EXHIBIT K, as the case may be (i.e., depending on whether the replacement or release in question is a lease surrender or assignment), shall be deemed to be in compliance with the last sentence of Section 4.1(a).

         5.17 CUSTOMERS AND SUPPLIERS. Parent and Merger Sub shall not, and shall cause each of their respective Representatives and Affiliates not to, contact any of the customers or suppliers of any of the Acquired Companies without the express written consent of the Company, which consent may not be unreasonably withheld or delayed.

         5.18 TANK CLOSURE. The Company shall, prior to Closing, (i) abandon in place or remove the underground storage tank at the Leased Real Property at 50 Marcus Boulevard, Hauppauge, New York, in accordance with all applicable Legal Requirements (the "TANK CLOSURE"), and (ii) apply to the appropriate Governmental Body and use Commercially Reasonable Efforts to obtain a "no further action" letter or similar approval of the Tank Closure (the "CLOSURE CERTIFICATION") from that Governmental Body.

         5.19 TRANSACTION EXPENSES. Prior to the Closing, the Acquired Companies shall not have incurred Transaction Expenses (other than any Transaction Expenses paid prior to March 1, 2005) in an amount in excess of $6,000,000. At or prior to Closing, the Company shall pay the amount of all Transaction Expenses.

         5.20 TERMINATING OPERATIONS. Prior to the Closing, the Company shall, subject to the last sentence of Section 4.1(a) and Sections 4.1(b)(xvii), 4.1(b)(xviii) and 4.1(b)(xix) and except for the Assigned Leases or as otherwise permitted by this Agreement: (a) satisfy, extinguish and otherwise discharge all Non-Electrograph Liabilities (other than Non-Electrograph Liabilities that are, individually and in the aggregate, not material); (b) sell, assign, transfer or otherwise dispose of all Non-Electrograph Assets (other than Non-Electrograph Assets that are, individually and in the aggregate, not material); and (c) wind down, settle the affairs of and terminate the operations of the Acquired Companies listed on Section 5.20 of the Company Disclosure Letter (the "TERMINATING OPERATIONS"); and (d) use its Commercially Reasonable Efforts to consult with Parent with respect to such matters prior to taking any material action in connection therewith.

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Other than the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.6(b), 2.15, 2.19, and 2.25, the representations and warranties of the Company contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Company Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been true and correct as of such date), other than breaches or inaccuracies in any such representations or warranties that have not had, and would not reasonably be expected to have, individually and in the aggregate, a Company Material Adverse Effect; and the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.6(b), 2.15, 2.19 and 2.25 shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been true and correct as of such date).

         6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 SHAREHOLDER APPROVAL. This Agreement shall have been duly adopted by the Required Company Shareholder Vote.

         6.4 ANTITRUST. The waiting period to the consummation of the Merger pursuant to the HSR Act, if applicable, shall have expired or been terminated.

         6.5 CONSENTS. All consents, approvals and other authorizations of any Governmental Body required to consummate the Merger and the other transactions contemplated by this Agreement (other than the delivery of the Certificate of Merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

         6.6 COMPANY MATERIAL ADVERSE EFFECT. Since the date of this Agreement, (a) no event, fact or set of circumstances shall have occurred or exist that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (b) none of the suppliers of Electrograph listed in Section 6.6 of the Company Disclosure Letter and no customer or group of customers of Electrograph accounting for at least 10% of the gross profit of the Acquired Companies for the seven months ended February 28, 2005 shall have terminated or materially decreased or threatened in writing to terminate or materially decrease its relationship with the Acquired Companies.

         6.7 AGREEMENTS AND DOCUMENTS. Parent shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, in such capacity, confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.8 and 6.9 have been duly satisfied.

         6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from Parent or the Company or any of its Subsidiaries any damages that may be material to Parent or the Company or any of its Subsidiaries; (iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (iv) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Companies; or (v) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         6.10 RELEASES FROM CERTAIN OPTION HOLDERS. The Company shall have obtained an executed consent and release in the form attached hereto as Exhibit H from each holder of (i) a Company Option that is not a Vested Company Option and (ii) a Company Option that is a Vested Company Option that has an exercise price per share equal to or greater than the Price Per Share.

         6.11 DISSENTING SHARES. Appraisal rights shall not have been perfected pursuant to Section 623 of the NYBCL by shareholders of the Company with respect to more than 10% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

         6.12 FUNDING. Parent shall have received the amount of funds set forth in the Debt Commitment Letter as a result of funding thereunder or as a result of funding from one or more alternative sources of financing.

         6.13 TERMINATION OF THE LOAN AGREEMENT AND INVENTORY FINANCING ARRANGEMENTS. The Loan Agreement and Inventory Financing Arrangements shall have been terminated, and each of the Acquired Companies shall have been released as a borrower or guarantor, as applicable, under the Loan Agreement and all Encumbrances on the capital stock or assets of the Acquired Companies securing amounts owed in respect of the Loan Agreement and Inventory Financing Arrangements shall have been released or terminated.

         6.14 DIRECTOR AND OFFICER RESIGNATIONS. Parent shall have received written resignation letters from each of the directors and officers of the Company and each other Acquired Company requested by Parent effective as of the Effective Time.

         6.15 TAYLOR EMPLOYMENT AGREEMENT AND NON-COMPETE AND NON-DISCLOSURE AGREEMENTS. The Taylor Employment Agreement and each of the Non-Compete and Non-Disclosure Agreements shall have become effective in accordance with their respective terms.

         6.16 ACTIONS WITH RESPECT TO CERTAIN EMPLOYEES. The Company shall have taken all of the actions set forth in Section 4.1(b)(vii) of the Company Disclosure Letter.

         6.17 TERMINATION OF RELATED PARTY TRANSACTIONS. The Company shall have caused the termination, payment or settlement in full of all transactions required to be disclosed pursuant to Section 2.20, and Parent shall have received reasonably satisfactory evidence thereof.

         6.18 RELEASE OF OBLIGATIONS UNDER THE DESIGNATED REAL PROPERTY LEASES. Each of the Acquired Companies shall have, in accordance with Section 5.15, been replaced by one or more Persons other than the Acquired Companies or any of their Affiliates or otherwise released from all obligations any of the Acquired Companies may have (as lessee, guarantor, or otherwise) in respect of the Designated Real Property Leases.

         6.19 DELIVERY OF ESCROW AGREEMENT. Subject to Section 1.6(d), the Escrow Agreement shall have been duly executed and delivered by each of Barry R. Steinberg, the Company and the Escrow Agent.


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

         6.20 TRANSACTION EXPENSES. The Acquired Companies shall not have incurred Transaction Expenses (other than any Transaction Expenses paid on or prior to March 1, 2005) in an amount in excess of $6,000,000, the Transaction Expenses shall have been paid in full in accordance with the provisions of
Section 5.19, and Parent shall have received evidence (such as a bill or statement) indicating the full amount of each Transaction Expense payable.

         6.21 TERMINATING OPERATIONS. The Company shall have, in accordance with Section 5.20: (a) satisfied, extinguished and otherwise discharged all Non-Electrograph Liabilities (other than Non-Electrograph Liabilities that are, individually and in the aggregate, not material); (b) sold, assigned, transferred or otherwise disposed of all Non-Electrograph Assets (other than Non-Electrograph Assets that are, individually and in the aggregate, not material); and (c) wound down, settled the affairs of and terminated the operations of the Terminating Operations.

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Other than the representations and warranties contained in Sections 3.1 and 3.2, the representations and warranties of Parent contained in this Agreement as such representations and warranties would read if all limitations or qualifications therein as to materiality (or similar concept) were deleted therefrom shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been true and correct as of such date), other than breaches of or inaccuracies in any such representations or warranties that have not had, and would not reasonably be expected to have, individually and in the aggregate, a Parent Material Adverse Effect; and the representations and warranties contained in Sections 3.1 and 3.2 shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been true and correct as of such date).

         7.2 PERFORMANCE OF COVENANTS. Each covenant and obligation that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 SHAREHOLDER APPROVAL. This Agreement shall have been duly adopted by the Required Company Shareholder Vote.

         7.4 ANTITRUST. The waiting period to the consummation of the Merger pursuant to the HSR Act, if applicable, shall have expired or been terminated.

         7.5 CONSENTS. All consents, approvals and other authorizations of any Governmental Body required to consummate the Merger and the other transactions contemplated by this Agreement (other than the delivery of the Certificate of Merger with the Department of State of the State of New York) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect.

         7.6 DOCUMENTS. The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

         7.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

SECTION 8.        TERMINATION

         8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the shareholders of the Company at the Company Shareholders' Meeting):

                  (a)    by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company, if the Merger shall not have been consummated prior to the date that is seven months and 15 days after the date hereof (the "TERMINATION DATE"); PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the Termination Date is primarily attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

                  (c) by either Parent or the Company, if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by either Parent or the Company, if (i) the Company Shareholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's shareholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at the Company Shareholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Shareholder Vote;

                  (e) by Parent, if the board of directors of the Company shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation;

                  (f) by Parent, if (i) the board of directors of the Company approves, endorses or recommends a Superior Offer, (ii) the Company enters into a written agreement (whether binding or non-binding) relating to a Superior Offer, (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten business days after commencement, or (iv) the Company or its board of directors publicly announces its intention to do any of the foregoing;

                  (g) by Parent, if the board of directors of the Company exempts any Person other than Parent or any of its Affiliates from the provisions of Section 912 of the NYBCL;

                  (h) by Parent, if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Sections 6.1, 6.2 or 6.6 of the Agreement and (ii) has not been cured by the Company within 20 business days after the Company's receipt of written notice of such breach from Parent;

                  (i) by the Company, if the board of directors of the Company approves, and authorizes the Company to enter into, a definitive agreement providing for the implementation of a Superior Offer, but only so long as:

                         (i)      the Required Company Shareholder Vote has not
yet been obtained;

                         (ii)     the Company is not then and has not been in
breach of any of its obligations under Section 4.2;

                         (iii)    the board of directors of the Company has
determined in good faith, after consultation with its financial and legal advisors, that such action is reasonably necessary in order for the board of directors to act in a manner consistent with its fiduciary duty under applicable Legal Requirements;

                         (iv)     the Company has notified Parent in writing
that it intends to enter into such definitive agreement;

                         (v)      Parent does not, within two business days
following Parent's receipt of such notice, make an offer which the board of directors of the Company determines in good faith, after consultation with its financial and legal advisors, to be as favorable to the Company's stockholders as the Superior Offer giving rise to such notice; and

                         (vi)     such termination occurs within two business
days following the two business day period referred to in Section 8.1(i)(v); or

                  (j) by the Company, if Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (ii) has not been cured by Parent within 20 business days after Parent's receipt of written notice of such breach from the Company.

         8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty, covenant or obligation contained in this Agreement.

         8.3      TERMINATION FEES.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that the filing fee required under the HSR Act in connection with the transactions contemplated by this Agreement shall be paid 50% by Parent and 50% by the Company.

                  (b) The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds a termination fee and reimbursement of expenses in an amount equal to $2,500,000 (the "TERMINATION FEE"):

                         (i)      if this Agreement is terminated by the Company
pursuant to Section 8.1(i), in which case payment shall be made before or concurrently with such termination;

                         (ii)     if this Agreement is terminated by Parent
pursuant to Section 8.1(e), 8.1(f) or 8.1(g) or pursuant to Section 8.1(h) as a result of a willful breach by the Company, in which case payment shall be made within two business days of such termination; or

                         (iii)    if (A) a proposal or offer related to an
Acquisition Transaction shall have been made or proposed to the Company or its shareholders or otherwise publicly announced (whether or not conditional), (B) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b) or 8.1(d) and (C) within 12 months following the date of such termination, any Acquired Company enters into a written agreement (whether binding or non-binding) providing for the implementation of a proposal or offer related to an Acquisition Transaction or shall consummate any proposal or offer related to an Acquisition Transaction (whether or not such proposal or offer was the same proposal or offer referred to in the foregoing clause (A)), in which case payment shall be made within two business days of the date on which such Acquired Company enters into such agreement in principle, arrangement, understanding or Contract or consummates such proposal or offer, as applicable.

                  (c) The payment of the Termination Fee shall be compensation and liquidated damages for the loss suffered by Parent as a result of the termination of the Agreement under the circumstances contemplated under
Section 8.3(b) and to avoid the difficulty of determining damages under the circumstances. The Company shall have no further liability to Parent after the payment of the Termination Fee.

                  (d) The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to pay when due any amount payable under this Section 8.3 then the Company shall pay to Parent, as applicable, its costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum
equal to the "PRIME RATE" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus 2%.

SECTION 9.        MISCELLANEOUS PROVISIONS

         9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption of this Agreement by the shareholders of the Company); PROVIDED, HOWEVER, that after any such adoption of this Agreement by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.2      WAIVER.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  (c) Any of the Parties to this Agreement may waive any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, but only by an instrument in writing executed by the party waiving compliance. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.3 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time, and none of the Acquired Companies, their respective Affiliates and any of the officers, directors, employees or stockholders of any of the foregoing, will have any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.3 will not limit any covenant or agreement of the Parties which by its term contemplates performance after the Closing.

         9.4 ENTIRE AGREEMENT. This Agreement, the Company Disclosure Letter, the Ancillary Agreements and the other agreements referred to herein constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

         9.5 APPLICABLE LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND TO THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY WAIVES ANY OBJECTION AS TO VENUE AND FORUM NON CONVENIENS WITH RESPECT TO ANY SUCH ACTIONS BROUGHT IN ANY OF SUCH COURTS. PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED BY CERTIFIED MAIL ON ANY PARTY HERETO ANYWHERE IN THE WORLD WHERE SUCH PARTY IS FOUND AND MAY ALSO BE SERVED UPON ANY PARTY IN THE MANNER PROVIDED FOR THE SERVICE OF PROCESS UNDER THE LAWS OF THE STATE OF NEW YORK OR THE LAWS OF THE PLACE OR JURISDICTION WHERE SUCH PARTY IS FOUND.

         9.6 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         9.7 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company, Parent or Merger Sub without the prior written consent of Parent and Merger Sub with respect to the Company, and the consent of the Company with respect to Parent or Merger Sub, and any attempted assignment of this Agreement or any of such rights by the Company, Parent or Merger Sub, as the case may be, without the consent of Parent and Merger Sub with respect to the Company, and the consent of the Company with respect to Parent or Merger Sub, shall be void and of no effect. Notwithstanding the foregoing, (a) Parent may designate, by written notice to the Company, a Subsidiary that is wholly-owned by Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation, and (b) from and after the Closing, Parent, the Company and/or any of their respective Subsidiaries (including Electrograph) may assign their respective rights under this Agreement to one or more lenders (including the Debt Provider, and its successors and assigns) in connection with a secured debt financing arrangement without the prior written consent of any of Parent, the Company or Merger Sub. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.8 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given on the day of delivery if delivered by hand or facsimile (with confirmation of delivery), or on the second business day after being sent by registered overnight mail, return receipt requested, by overnight courier or overnight express delivery service or by facsimile (in each case, with confirmation of delivery) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT OR MERGER SUB:

                  Electrograph Holdings, Inc.
                  c/o Caxton-Iseman Capital, Inc.
                  500 Park Avenue, 8th Floor
                  New York, NY 10022
                  Attention:  Robert A. Ferris
                  Facsimile: (650) 327-4730 and
                               (212) 832-9450

                  WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

                  Paul, Weiss, Rifkind Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Attention:  Carl L. Reisner, Esq.
                  Facsimile: (212) 737-3990

                  IF TO THE COMPANY:

                  Manchester Technologies, Inc.
                  160 Oser Avenue
                  Hauppauge, New York 11788
                  Attention:  Barry Steinberg
                  Facsimile: (631) 435-2113

                  WITH COPIES TO (WHICH COPIES SHALL NOT CONSTITUTE NOTICE):

                  Bryan Cave LLP
                  1290 Avenue of the Americas
                  New York, New York 10104
                  Attention:  Alan Pearce, Esq.
                  Facsimile: (212) 541-4630

                  AND

                  Kressel, Rothlein, Walsh & Roth, LLC
                  684 Broadway
                  Massapequa, New York 11758

                  Attention:  Joel Rothlein, Esq.
                  Facsimile (516) 798-5498

         9.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         9.10 NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 5.4, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

         9.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

         9.12     CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

                  (c) As used in this Agreement, the words "INCLUDE" and "INCLUDING," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "WITHOUT LIMITATION."

                  (d) Except as otherwise indicated, all references in this Agreement to "SECTIONS" and "EXHIBITS" are intended to refer to Sections of and Exhibits to this Agreement.

         9.13 REMEDIES. Any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

         9.14 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.15 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, THE COMPANY OR MERGER SUB IN THE NEGOTIATIONS, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        ELECTROGRAPH HOLDINGS, INC.


                                        By: /s/ Robert A. Ferris
                                            --------------------------------
                                        Name:  Robert A. Ferris
                                        Title: Vice President and Treasurer



                                        CICE ACQUISITION CORP.


                                        By: /s/ Robert A. Ferris
                                            --------------------------------
                                        Name:  Robert A. Ferris
                                        Title: Vice President and Treasurer



                                        MANCHESTER TECHNOLOGIES, INC.


                                        By: /s/ Seth Collins
                                            --------------------------------
                                        Name:  Seth Collins
                                        Title: President







                [Signature Page to Agreement and Plan of Merger]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         "1996 OPTIONS PLANS" shall have the meaning assigned to it in Section 1.9.

         "1996 STOCK OPTION PLAN" shall have the meaning assigned to it in
Section 2.3(a).

         "ACQUIRED COMPANY CONTRACT" shall mean any Contract: (i) to which any of the Acquired Companies is a party; (ii) by which any of the Acquired Companies or any asset of any of the Acquired Companies is bound or under which any of the Acquired Companies has any obligation; or (iii) under which any of the Acquired Companies has any right or interest.

         "ACQUIRED COMPANY EMPLOYEE PLANS" shall have the meaning assigned to it in Section 2.12(a).

         "ACQUIRED COMPANY PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Companies or otherwise used by any of the Acquired Companies.

         "ACQUIRED COMPANY RETURNS" shall have the meaning assigned to it in
Section 2.11.

         "ACQUIRED COMPANIES" shall have the meaning assigned to it in Section 2.1.

         "ACQUIRED COMPANIES CONSTITUENT DOCUMENTS" shall have the meaning assigned to it in Section 2.1.

         "ACQUISITION PROPOSAL" shall mean any bona fide, unsolicited, written proposal (which is not withdrawn) contemplating or otherwise relating to any Acquisition Transaction.

         "ACQUISITION TRANSACTION" shall mean any transaction or series of transactions involving:

         (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) any of the Acquired Companies is a constituent corporation, (ii) a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires, in a single or series of related transactions, beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Companies, or (iii) any of the Acquired Companies issues securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Companies;

         (b) any sale or disposition of any business or businesses or of assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of any of the Acquired Companies, other than in the ordinary course of business ; or

         (c)      any liquidation or dissolution of any of the Acquired
Companies.

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

         "ANCILLARY AGREEMENTS" shall mean the Voting Agreement, the Taylor Employment Agreement and, if entered into on or prior to Closing, the Escrow Agreement.

         "ASSIGNED LEASES" shall have the meaning assigned to it in Section 2.8(a)(ix).

         "BREAKAGE FEE" shall have the meaning assigned to it in Section 5.16.

         "BUSINESS DAY" means any day, other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

         "CERTIFICATE OF MERGER" shall have the meaning assigned to it in
Section 1.3.

         "CLOSING" shall have the meaning assigned to it in Section 1.3.

         "CLOSURE CERTIFICATION" shall have the meaning assigned to it in
Section 5.18.

         "CLOSING DATE" shall have the meaning assigned to it in Section 1.3.

         "COBRA" shall have the meaning ascribed to it in Section 5.10.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

         "COMMITMENT LETTERS" shall have the meaning assigned to it in Section 3.7(b).

         "COMMERCIALLY REASONABLE EFFORTS" shall mean the Person's efforts in accordance with reasonable commercial practices and without the payment of any money to any third party except the incurrence of reasonable costs and expenses that are not, individually or in the aggregate, material in the context of the commercial objective to be achieved under this Agreement by the Person that has the applicable obligation to use such efforts to achieve such objective.

         "COMPANY" shall have the meaning assigned to it in the Introduction.

         "COMPANY BALANCE SHEET" shall have the meaning assigned to it in
Section 2.4(b).

         "COMPANY BALANCE SHEET DATE" shall have the meaning assigned to it in
Section 2.4(b).

         "COMPANY BOARD RECOMMENDATION" shall have the meaning assigned to it in
Section 2.2.

         "COMPANY COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of the Company.

         "COMPANY DISCLOSURE LETTER" shall mean the Disclosure Letter that has been prepared by the Company signed by a duly authorized officer of the Company and delivered by the Company to Parent prior to or on the date of execution of this Agreement.

         "COMPANY ESCROW AMOUNT" shall have the meaning set forth in Section 1.6(a).

         "COMPANY FINANCIAL STATEMENTS" shall have the meaning assigned to it in
Section 2.4(b).

         "COMPANY MATERIAL ADVERSE EFFECT" One or more related events, facts, violations, breaches, inaccuracies, circumstances or other matters will be deemed to be a "COMPANY MATERIAL ADVERSE EFFECT" if such events, facts, violations, breaches, inaccuracies, circumstances or other matters had or would reasonably be expected to have or give rise to, individually or in the aggregate, a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, assets, liabilities, operations or financial performance of the Acquired Companies , taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, PROVIDED, HOWEVER, that none of the following shall be deemed to constitute a Company Material Adverse Effect:
(a) any change in and of itself in the market price or trading volume of the Company's stock after the date hereof; (b) changes in general economic conditions in the United States or abroad (including, without limitation, any effect that acts of terrorism or outbreak of war have on such general economic conditions); or (c) legal, governmental or regulatory factors (including, without limitation, any effect that acts of terrorism or outbreak of war have on such legal, governmental or regulatory factors) generally affecting companies in the Company's industry.

         "COMPANY OPTIONS" shall have the meaning assigned to it in Section 1.9.

         "COMPANY RESPONSIBLE OFFICERS" shall have the meaning assigned to it in
Section 2.5(a).

         "COMPANY SEC DOCUMENTS" shall have the meaning assigned to it in
Section 2.4(a).

         "COMPANY SHAREHOLDERS' MEETING" shall have the meaning assigned to it in Section 5.2(a).

         "COMPANY STOCK CERTIFICATE" shall have the meaning assigned to it in
Section 1.5(a)(ii).

         "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" shall mean any agreement, contract, subcontract, lease, sublease, instrument, note, bond, mortgage, indenture, commitment, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "DEBT COMMITMENT LETTER" shall have the meaning assigned to it in
Section 3.7(b).

         "DEBT PROVIDER" shall have the meaning assigned to it in Section
3.7(b).

         "DESIGNATED REAL PROPERTY LEASES" shall mean all lease obligations of any of the Acquired Companies in respect of the properties located at (i) 40 Marcus Boulevard, Hauppauge, NY, (ii) 70 Marcus Boulevard, Hauppauge, NY; (iii) 7130 Columbia Gateway Drive, Columbia, MD and (iv) 1688 East 16th Street, Brooklyn, NY.

         "DISSENTING SHAREHOLDER" shall have the meaning assigned to it in
Section 1.12.

         "DISSENTING SHARES" shall have the meaning assigned to it in Section 1.12.

         "EFFECTIVE TIME" shall have the meaning assigned to it in Section 1.3.

         "ELIGIBLE INVESTMENT" shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); and (iv) investment in an Insured Money Market Fund of an institution described in clause (ii).

         "ELECTROGRAPH" shall have the meaning assigned to it in the Recitals.

         "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, lease, charge, mortgage, deed of trust, security interest, encumbrance, claim, infringement, interference, option, right of first offer or refusal, easement, restrictive covenant, encroachment, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), syndicate, firm or other enterprise, association, organization, entity or group (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         "ENVIRONMENTAL LAW" means any Legal Requirement relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling of or exposure of any individual to Materials of Environmental Concern;

         "EQUITY COMMITMENT LETTER" shall have the meaning assigned to it in
Section 3.7(a).

         "EQUITY PROVIDER" shall have the meaning assigned to it in Section 3.7(a).

         "ERISA" shall has the meaning assigned to the it in Section 2.12(a).

         "ESCROW ACCOUNT" shall have the meaning assigned to it in Section
1.6(c).

         "ESCROW AGENT" shall have the meaning assigned to it in Section 1.6(c).

         "ESCROW AGREEMENT" shall have the meaning assigned to it in Recitals.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
         "EXCHANGE AGENT" shall have the meaning assigned to it in Section
1.8(a).

         "EXISTING POLICY" shall have the meaning assigned to it in Section 5.4(b).

         "EXPENSE AMOUNT" shall have the meaning assigned to it in Section
1.6(b).

         "EXPENSE STATEMENT" shall have the meaning assigned to it in Section 1.6(b).

         "GAAP" shall have the meaning assigned to it in Section 2.4(b).

         "GOVERNMENTAL AUTHORIZATION" shall mean any: (i) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority, consent or approval of any Governmental Body or pursuant to any Legal Requirement; or (ii) right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or
(iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court, arbitral body or other tribunal).

         "HSR ACT" shall have the meaning assigned to it in Section 2.17(d).

         "INDEBTEDNESS" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under


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

any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases (other than any liabilities or obligations under the Assigned Leases) which have been or should be, in accordance with GAAP, recorded as capital leases, and (f) all indebtedness secured by any Encumbrance (other than Encumbrances in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

         "INDEMNIFIED PERSONS" shall have the meaning assigned to it in Section 5.4(a).

         "INVENTORY FINANCING ARRANGEMENTS" shall mean the inventory financing arrangements (i) the Company and GE Commercial Distribution Finance Corp. (pursuant to the Agreement for Wholesale Financing, dated March 19, 2004, between GE Commercial Distribution Finance Corp. and the Company, as amended, and the agreements and other instruments related thereto) and (ii) between the Company and Deutsche Financial Services Corp. (pursuant to the Agreement for Wholesale Financing, dated August 25, 1997, between Deutsche Financial Services Corp. and the Company, as amended, and the agreements and other instruments related thereto) and any other similar inventory financing arrangements.

         "KNOWLEDGE OF THE COMPANY" means the knowledge of any officer of the Acquired Companies, after due inquiry.

         "LEASED REAL PROPERTY" shall have the meaning assigned to it in Section 2.8(a)(ix).

         "LEGAL PROCEEDING" shall mean any action, claim, demand, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, charge, complaint, indictment, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" shall mean any principle of common law or case law or federal, state, local, municipal, foreign or other law, statute, constitution, executive order, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented, applied or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD).

         "LOAN AGREEMENT" shall mean the Loan Agreement, dated as of March 21, 2005, between Manchester Technologies, Inc., Manchester International Ltd., Electrograph Systems, Inc., Texport Technology Group, Inc., , Marketplace 4u.com, Inc., e.Track Solutions, Inc., Manchester Equipment Co., Inc., Champion Vision, Inc., and Telstarr Professional Services, Inc., and Citibank, N.A..

         "MATERIAL CONTRACT" shall have the meaning assigned to it in Section 2.8(a).

         "MATERIAL CUSTOMER" shall have the meaning assigned to it in Section 2.26.


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

         "MATERIAL SUPPLIER" shall have the meaning assigned to it in Section 2.26.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by any Environmental Law.

         "MERGER" shall have the meaning assigned to it in the Recitals.

         "MERGER SUB" shall have the meaning assigned to it in the Introduction.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NON-COMPETE AND NON-DISCLOSURE AGREEMENTS" shall have the meaning assigned to it in the Recitals.

         "NON-ELECTROGRAPH ASSETS" shall mean any assets of the Acquired Companies that are not used in connection with the conduct or operation of the business of Electrograph. For purposes of this definition and this Agreement, the following shall not be deemed "Non-Electrograph Assets": (i) the premises leased by the Company at 50 Marcus Blvd., Hauppauge, NY (and the documents related thereto), (ii) the Assigned Leases, (iii) except for purposes of the last sentence of Section 4.1(a), the Oser Lease and (iv) any assets that are used in connection with the conduct or operation of the business of Champion Vision, Inc.

         "NON-ELECTROGRAPH LIABILITIES" shall mean any liabilities or other obligations of the Acquired Companies that were not incurred or otherwise assumed in connection with the conduct or operation of the business of Electrograph. For purposes of this definition and this Agreement, the following shall not be deemed "Non-Electrograph Liabilities": (i) the premises leased by the Company at 50 Marcus Blvd., Hauppauge, NY (and the documents related thereto), (ii) the Assigned Leases, (iii) except for purposes of the last sentence of Section 4.1(a), the Oser Lease, (iv) any guarantees provided by any Acquired Company of obligations or other liabilities of Electrograph and (v) any liabilities or other obligations incurred or otherwise assumed in connection with the conduct or operation of the business of Champion Vision, Inc.

         "NYBCL" shall have the meaning assigned to it in the Section 1.1.

         "OPTION PAYMENTS" shall have the meaning assigned to it in Section 1.9.

         "OPTION PLANS" shall have the meaning assigned to it in Section 1.9.

         "OSER LEASE" shall mean the capital lease obligations of any of the Acquired Companies in respect of the property located at 160 Oser Avenue, Hauppauge, NY.

         "PARENT" shall have the meaning assigned to it in the Introduction.

         "PARENT MATERIAL ADVERSE EFFECT" One or more related events, facts, violations, breaches, inaccuracies, circumstances or other matters will be deemed to be a "PARENT MATERIAL ADVERSE EFFECT" if such events, facts, violations, breaches, inaccuracies, circumstances or other matters had or could reasonably be expected to have or give rise to a material adverse effect on the


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

ability of Parent to pay the aggregate Price Per Share for all shares of Company Common Stock outstanding immediately prior to the Effective Time and to consummate the transactions contemplated hereby.

         "PARTIES" shall mean the parties to this Agreement.

         "PAYMENT FUND" shall have the meaning assigned to it in Section 1.8(a).

         "PERMITTED ENCUMBRANCES" shall mean (a) mechanics, materialmen's, carrier's repairer's and other Encumbrances arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith; (b) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and (c) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the use, occupancy or operation of such real property.

         "PERSON" shall mean any individual, Entity or Governmental Body.

         "POST-SIGNING RETURNS" shall have the meaning assigned to it in Section 4.1(c)(i).

         "PRE-CLOSING PERIOD" shall have the meaning assigned to it in Section 4.1(a).

         "PRICE PER SHARE" shall have the meaning assigned to it in Section 1.5(a)(ii).

         "PROPRIETARY ASSET" shall mean any: (i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), registered service mark application, copyright (whether registered or unregistered), copyright application, registered maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, domain names, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or
(ii) right to use or exploit any of the foregoing.

         "PROXY STATEMENT" shall mean the proxy statement to be sent to the Company's shareholders in connection with the Company Shareholders' Meeting.

         "REAL PROPERTY LEASES" shall have the meaning assigned to it in Section 2.8(a)(ix).

         "RELATED PARTY" shall have the meaning assigned to it in Section
2.20(e).

         "REPRESENTATIVES" shall mean officers, directors, employees, Affiliates, agents, attorneys, accountants, advisors and other authorized representatives.

         "REQUIRED COMPANY SHAREHOLDER VOTE" shall have the meaning assigned to it in Section 2.15.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SPACE LEASES" shall have the meaning set forth in Section 2.22(d).

         "SPACE TENANT" shall have the meaning set forth in Section 2.22(d).

         "STOCKHOLDER ESCROW AMOUNT" shall have the meaning set forth in Section 1.6(a).

         "STOCK RIGHTS" shall have the meaning assigned to it in Section 2.3(c).

         "SUBSIDIARY" means, when used with respect to Parent or the Company, any other Person that Parent or the Company, as applicable, directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock of such Person.

         "SUPERIOR OFFER" shall mean an Acquisition Proposal made by any Person or Persons other than Parent on terms that the board of directors of the Company determines, in its good faith judgment, after consultation with its legal and financial advisors and after taking into account any conditions to, and risks of, consummation and financing contingencies, if any, and giving consideration to the enumerated items in Section 717(b) of the NYBCL, to be more favorable to the Company's shareholders than the terms of the Merger.

         "SURVIVING CORPORATION" shall have the meaning assigned to it in
Section 1.1.

         "TAKEOVER STATUTES" shall have the meaning assigned to it in Section 2.17(e).

         "TANK CLOSURE" shall have the meaning assigned to it in Section 5.18.

         "TAX" shall mean (i) any federal, state, provincial, local, foreign and other tax, levy, fee, impost, duty, and similar governmental charge (including any interest, fine, assessment, penalty or addition to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any transferee liability in respect of any items described in the foregoing clause (i).

         "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax including any attachment thereto or amendment thereof.

         "TAX SHARING AGREEMENTS" shall have the meaning assigned to it in
Section 2.11(e).


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

         "TAYLOR EMPLOYMENT AGREEMENT" shall have the meaning assigned to it in the Recitals.

         "TERMINATING OPERATIONS" shall have the meaning assigned to it in
Section 5.20.

         "TERMINATION DATE" shall have the meaning assigned to it in Section
8.1.

         "TERMINATION FEE" shall have the meaning assigned to it in Section 8.3(b).

         "TRANSACTION EXPENSES" shall mean only the following fees and expenses incurred, paid or payable by the Acquired Companies in connection with this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements: (i) fees and expenses paid or payable by any of the Acquired Companies in respect of brokers, finders, attorneys, accountants, consultants and advisors (including for matters related to any Legal Proceedings based on or resulting from the transactions contemplated by this Agreement or the Ancillary Agreements), (ii) all premiums paid or payable pursuant to Section 5.4(b), (iii) all amounts paid or payable to current or former directors, officers and employees (other than any Option Payments), including all amounts paid or payable in connection with the actions set forth in Section 4.1(b)(vii) of the Company Disclosure Letter required to be taken by the Company prior to the Effective Time, (iv) any printing, mailing and SEC filing fees and expenses payable by any of the Acquired Companies, (v) one-half of the required filing fee to be paid by Parent and Company under the HSR Act,
(vi) relocation fees and expenses, (vii) fees and expenses related to the Company Shareholders' Meeting, and (viii) fees and expenses incurred by the Acquired Companies in connection with the Company's obligations under Section
5.20. Any fee or expense incurred, paid or payable by the Acquired Companies in excess of $25,000 on any invoice or other similar statement that could reasonably be construed as a "TRANSACTION EXPENSE" shall be presumed to be a "TRANSACTION EXPENSE," unless Parent and the Company mutually agree otherwise. Notwithstanding anything to the contrary, "TRANSACTION EXPENSES" shall not include fees and expenses incurred, paid or payable in connection with the release of the Acquired Companies from all obligations in respect of the Designated Real Property Leases pursuant to Section 5.15 and the Oser Lease pursuant to Section 5.16, the continuation and maintenance of ongoing litigation unrelated to any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

         "VESTED COMPANY OPTION" shall have the meaning assigned to it in
Section 1.9.

         "VOTING AGREEMENT" shall have the meaning assigned to it in the Recitals.


10